ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made effective as of the 5th day of December, 2000, by and between HART INDUSTRIES, INC., a Nevada corporation ("HRII"), HOLOWORLD ACQUISITION CORPORATION, a Nevada corporation, (the "Purchaser"), HOLOWORLD, INC., a Delaware corporation, and ALISOCOR, LLC, a California limited liability company (collectively the "Seller").

WHEREAS, HRII has authorized fifty million (50,000,000) shares of common stock, having a par value of One Cent ($0.01) per share (the "HRII's Common Stock"), of which approximately five million two hundred ten thousand seven hundred sixty five (5,210,765) shares are issued and outstanding as of the date hereof (the "Public Float"); and

WHEREAS, the Seller possesses all of the assets necessary to conduct its business as a developer, owner and operator of themed specialty-entertainment restaurants doing business under the name Holoworld(TM) (the "Business"); and

WHEREAS, the respective Boards of Directors of HRII, the Purchaser and the Seller, each deem it advisable and in the best interests of such corporations and their respective shareholders that the Purchaser acquire from the Seller the Acquired Assets as contemplated herein, and otherwise consummate the several transactions as set forth in this Agreement; and

WHEREAS, subject to the terms and conditions contained herein, the par-ties each desire to exercise, implement and otherwise consummate the several transactions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, each of the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

1.01       Acquired Assets.   Subject to the terms and conditions set
forth herein, the Seller agrees to sell, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to purchase from the Seller, all of the assets and properties of the Seller used or useful in the conduct of the Business as currently conducted (other than the Excluded Assets, as defined in Section 1.06 below), tangible or intangible, wherever located (collectively, the "Acquired Assets"), including without limitation all of the following:

(a)       Tangible Assets.   All of the items of tangible property owned
by the seller at the Closing (as such term is hereinafter defined), whether real, personal or mixed, including without limitation the specific tangible assets set forth on Schedule 1.01(a) attached hereto;

(b)       Materials and Supplies.   All materials and supplies of any kind
owned by the Seller at the Closing, whether or not such materials and supplies are specifically set forth on Schedule 1.01(a) attached hereto;

(c) Accounts. All accounts receivable, chattel paper, monies, bank accounts, deposits with any financial institution, certificated or uncer-tificated securities, prepaid expenses, rights to rebates or refunds,and rights to insurance belonging or insuring to the Seller as of the Closing Date including, without limitation, the several accounts receivable specifically set forth on Schedule 1.01(c) attached hereto;

(d) Contract Rights. All contract rights, leases, documents, instruments, choses in action, and other general intangibles inuring to or for the benefit of the Seller as of the Closing Date;

(e)       Promotional Rights.   All (i) trademarks, service marks, logos,
copyrights, "d/b/a's" and trade names, whether or not the same have been registered federally or with any state or municipal office, and all applications for or registrations of any of the foregoing, marketing or promotional designs, brochures, advertisements, concepts, literature, rights against other persons in respect of any of the foregoing and any other promotional items including, without limitation, all of the Seller's rights and interests in and to the name Holoworld(TM), and any derivation thereof; and (ii) formulas, recipes, know-how, trade secrets, processes, designs, licenses, pricing policies, customer lists or profiles, information as to the identities or requirements of existing customers or potential customers or vendors, market information, market analyses, marketing plans and all other proprietary rights (collectively, the "Proprietary Rights") used or useful or developed or acquired for use in the Business and owned, licensed or otherwise in the possession of the Seller as of the Closing Date; and

(f)       Books and Records.   All papers and records (whether in written
or other form) of any kind presently in or hereafter coming into the care, custody or control of the Seller (including, without limitation, any such papers or records held by others on behalf of the Seller) relating to any of the Acquired Assets, to the Business, or to the past, present or future operation thereof including, but not limited to, purchase and sales records, computer programs, software packages, computer printouts, business and financial reports and records, manuals and forms, personnel and labor relations records, environmental control records, accounting and management manuals, business stationary, blank forms, blank checks and other blank instruments, and any papers and records relating to any of the Seller's Proprietary Rights.

1.02 Purchase Price. In consideration for the sale, conveyance and transfer of the Acquired Assets and the representations, warranties and covenants set forth herein and in the other documents and instruments delivered or to be delivered at or prior to the Closing (as hereinafter defined) pursuant hereto (collectively, the "Closing Documents"), the parties hereby agree as follows:

(a) Purchaser shall deliver to the Seller, in the manner designated by the Seller at or prior to the Closing Date, five million (5,000,000) shares of HRII's Common Stock (the "Acquisition Shares"), which at the Closing shall be equal to or greater than ninety percent (90%) of the issued and outstanding number of shares of HRII's Common Stock as of such date (the "Purchase Price"); and

(b) the Purchaser shall acquire the Acquired Assets subject only to such claims, obligations and liabilities of the Seller as were incurred in connection with such Acquired Assets in the ordinary course as reflected on the Seller's Financial Statements (as hereinafter defined).

1.03       Closing.   The consummation of the transactions contemplated
in this agreement and in the other Closing Documents shall take place at a closing (referred to herein as the "Closing") to be held at such location, on such date and at such time as the parties shall mutually agree following notification by both parties that all conditions precedent to such parties' respective obligations to close as set forth herein have been satisfied or waived by the party benefiting from such conditions (the "Closing Date").

1.04 Nature of Transaction. It is the intention of both parties that this transaction be, and qualify as, a tax-free reorganization under Section 361(c) of the Internal Revenue Code. Each party covenants to the other that it shall report this transaction for all purposes as such and, to the extent either party is advised prior to or after the Closing of any action which must be taken in support of such characterization, it shall use its best efforts to take such action without delay.

1.05       Instruments of Conveyance; Transfer of Possession.   At the
Closing, he Seller will deliver to the Purchaser a duly completed and executed Bill of Sale in the form of Exhibit A and a duly completed Assignment Agreement in the form of Exhibit B attached hereto, and the Seller shall execute, acknowledge and deliver at or after the Closing such further instruments of conveyance as the Purchaser deems reasonably necessary or advisable to carry out and perfect the transfer of the Acquired Assets contemplated hereby. Simultaneously with the Closing, the Seller shall put the Purchaser into full possession and enjoyment of the Acquired Assets.

1.06 Assets to be Retained by the Seller. The Seller shall retain its franchise to be a Delaware corporation and a California limited liability company, respectively, and their respective equity transfer books and records, the record books containing the minutes of meetings of their directors, shareholders and members, and such other of their records as have exclusively to do with their organization, existence and capitalization (collectively, the "Excluded Assets").

1.07 Maintenance of Existing Agreements with Affiliates of the Purchaser. HRII agrees that, prior to the Closing Date, it will effect the termination of all existing contracts and agreements with Affiliates, including but not limited to the Advisory Agreement between NewBridge Capital Inc. ("NewBridge"), successor to NuVen Advisors Limited Partnership, Fred G. Luke ("Luke") and HRII dated January 1, 1998, as amended October 10, 1999 (the "NuVen Agreement"). Seller agrees that simultaneously with the Closing it shall authorize HRII to execute two Advisory Agreements, effective the Date of Closing for advisory services to be provided by NewBridge and Fred Luke (collectively, the " NewBridge Agreement"), substantially in the forms attached as Exhibits
C-1 and C-2 to this Agreement. The NewBridge Agreement shall have a term of not less than two (2) years and shall provide for monthly fees to be paid to NewBridge and Luke equal to $3,500 and $1,500, respectively. Seller acknowledges that, at Closing HRII will incur a fee under the NuVen Agreement of One Million Dollars ($1,000,000) which will result in a payment to NewBridge, or a credit against the purchase price of the Option Shares (as defined in Section 3.03 below) at the election of NewBridge, and the issuance of an additional thirty-five thousand (35,00) shares to Luke.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows (all of such representations and warranties being qualified in their entirety by any item set forth in the Disclosure Schedules attached to this Agreement):

2.01       Organization and Authority.   Holoworld, Inc. is a corporation
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its Business as now being conducted. Alisocor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, with power and authority to carry on its Business as now being conducted. In addition, the Seller is duly qualified to do Business in each jurisdiction in which the nature of its Business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the Business of the Seller, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of the Seller, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by the Seller and constitutes the valid, binding, and enforceable obligation of the Seller.

2.02 Ability to Carry out Agreement. The execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Seller is a party or to which the Seller is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect upon the Business of the Seller, taken as a whole, or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Seller of this Agreement.

2.03 Financial Information. The Seller has provided, or will provide prior to Closing, to the Purchaser its financial statements for the fiscal year ending December 31, 1999, and for the two fiscal quarters ended June 30, 2000. All financial statements and financial information included in the Seller's financial statements shall be referred to as the "Seller's Financial Statements." All financial statements and reports included in the Seller's Financial Statements shall be in accordance with the books and records of the Seller (subject to normal year-end adjustments) and present fairly the financial condition of the Seller and the results of its operations for the periods specified therein, all in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as set forth in the Seller's Financial Statements, the Seller has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in the Seller's Financial Statements, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the sellers's Financial Statements, none of which (individually or in the aggregate) are material except as expressly indicated in the Seller's Financial Statements. The Seller is not a guarantor or otherwise contingently liable for any material amount of any indebtedness.

2.04 Conduct of Business. Since December 31, 1999, except as disclosed in the Seller's Financial Statements, the Seller has not
(i) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Seller's Financial Statements and current liabilities incurred since the date of the Seller's Financial Statements, in each case in the usual or ordinary course of its Business, (ii) mortgaged, pledged or subjected to Lien any of its tangible or intangible assets (other than purchase money liens incurred in the ordinary course of business for such assets not yet paid for), (iii) sold, transferred or leased any of its assets except in the usual and ordinary course of its Business, (iv) canceled or compromised any material debt or claim, or waived or released any right of material value, (v) suffered any physical damage, destruction or loss (whether or not covered by insurance) material adversely affecting the properties, Business or prospects of the Seller, (vi) entered into any transaction, other than in the usual and ordinary course of its Business, except as contemplated by this Agreement, (vii) encountered any labor difficulties or labor union organizing activities, (viii) made or agreed to any wage or salary increase or entered into any employment agreement, (ix) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, except as disclosed on the Seller's Financial Statements, or on Schedule 2.04 attached hereto, (x) amended its Bylaws or other organizational documents, as applicable, (xi) agreed to declare or pay any dividends or other distributions in respect of its outstanding capital stock, or (xii) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of its properties, assets, liabilities, business, operations or prospects, other than changes, events or conditions in the ordinary course of its business none of which has (individually or in the aggregate) been materially adverse.

2.05 Litigation. Except as disclosed in Schedule 2.05 attached hereto, there is no pending nor (to the actual knowledge of the Seller) threatened action, suit or arbitration to which its property, assets or Business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a materially adverse effect on the condition, financial or otherwise, or properties , assets, Business or operations of the Seller or create any material liability on the part of the Seller or which would conflict with this Agreement or any action taken or to be taken in connection therewith.

2.06 Tax Matters. The Seller has filed all federal, state and local tax returns and reports which are due or required to be filed by it, and, except as disclosed in the Seller's Financial Statements or
Schedule 2.06 attached hereto, has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such tax returns and reports. Such federal and state income tax returns, to the Seller's actual knowledge, have not been audited and are not being audited by any governmental authority.

2.07 Contracts. Except as disclosed in the Seller's Financial Statements, there is no contract, agreement, arrangement, undertaking or understanding, oral or written (collectively, a "Contract"), to which the Seller is a party or by which they or any of their properties or assets are bound which are material to the business, financial condition, or results of operation of the Seller. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than $10,000.

2.08 Material Contract Breaches; Defaults. To the best of its knowledge ad belief, the Seller has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that the Seller has materially breached, any of the terms or conditions of any Contract to which it is a party or is bound and which is material to the Business, financial condition, or results of operation of the Seller, taken as a whole. To the best of its knowledge and belief, the Seller is not in default in any material respect under the terms of any outstanding Contract which is material to the Business, operations, properties, assets, or condition of the Seller, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such Contract in respect of which the Seller has not taken adequate steps to prevent such a default from occurring.

2.09 Directors and Officers. Schedule 2.09 attached hereto accurately sets forth the names and titles of the persons serving as directors and officers of the Seller.

2.10 Employee and Labor Matters. The Seller has no employment agreements hat cannot be canceled on thirty (30) days notice, nor any collective bargaining agreement covering any of its employees, and it has encountered no material labor difficulties. Schedule 2.10 attached hereto sets forth a complete and accurate list of all employee benefit plans, including all profit sharing, bonus, stock, pension, or similar plans to which the Seller is a party or by which the Seller is bound.
The Seller will deliver to the Purchaser on request complete and correct copies of all the agreements, plans, or other written materials identified in the Seller's Financial Statements. There is no existing material default by the Seller under any of the agreements, plans, or arrangements identified on Schedule 2.10, and there exists no condition or circumstance which, with notice or lapse of time or both, would constitute such a default. There is no pending or threatened labor dispute, strike, slowdown, or work stoppage, no unfair labor practice claim pending against the Seller before the National Labor Relations Board, the Seller is not engaged in any unfair labor practice, and there is no grievance or arbitration proceeding pending against, or threatened to be asserted or commenced against, the Seller under any collective bargaining agreement or other labor contract. All Taxes relating to the Seller which the Seller is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

2.11 Other Properties and Equipment. Except as disclosed pursuant to this Agreement, the Seller has good title, subject to no security interests, liens, encumbrances, or claims of others, to all structures, facilities, machinery and equipment, supplies, raw materials, vehicles, tools, parts, office equipment, furniture, furnishings, and all items of personal property and equipment in, at, on or about such real properties owned or leased by the Seller, or used or necessary in its operations or business, including without limitation those reflected in the Seller's Financial Statements. All such structures, facilities, equipment, machinery, vehicles and tools are in reasonably good operating condition and repair and are sufficient to enable the Seller to carry on its operations.

2.12 Trademarks. Except as disclosed on Schedule 2.12, (i) the Seller does not own or use any trademark, service mark, trade name, copyright or patent, or any registration or application for registration of any of the foregoing, and (ii) to the best of the Seller's knowledge and belief, the Seller has not infringed upon, and is not infringing upon, any trademark, service mark, trade name, copyright, or patent that is owned or used by any other person.

2.13 Leaseholds. Each and every lease to which the Seller is a party is valid and enforceable. The Seller has not received any notice of a material default by it under the terms of any such lease which default remains uncured, and the Seller is not in material breach or default by it under the terms of any such lease.

2.14       Subsidiaries.  The Seller has no subsidiaries.

2.15 Permits. The Seller has obtained and maintained in full force and effect all franchises, permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable federal, state or local authorities and any other regulatory authorities, which are necessary for the conduct of its Business as now being conducted by it and as planned to be conducted, and it is not in default or noncompliance in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority.

2.16 Compliance with Laws, Rules, Etc. The Business and operations of the seller is being, and has been, conducted in compliance with all applicable federal, state, and local laws, rules and regulations. The Seller is not in violation of any terms of its Articles of Incorporation, By-Laws or other organizational document, as applicable, or of any judgment, decree, order, statute, rule or regulation to which it is subject, except to the extent that any violation or noncompliance would not materially and adversely affect the Business, operations, properties, assets, or condition of the Seller, provided that such violation or noncompliance would not result in the incurring of any material liability. The Seller has not been notified by any regulatory or governmental authority that it is now in violation of any law, rule, regulation, ordinance, or order.

2.17       Environmental and Occupational Health or Safety Matters.

(a) For purposes of this section, the following terms shall have the meanings indicated:

(i) "Environmental Laws" means each and every federal, state or local law,statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environment.

(ii) "CERCLA" means and refers to the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended, 42 U.S.C. Section

s 9601 et
seq.

(iii) "RCRA" means and refers to the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901 et seq.

(iv) "HMTA" means and refers to the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq.

(v) "Hazardous Substance" means and refers to (a) those substances include within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in CERCLA, RCRA, HMTA, and in the regulations promulgated pursuant to said laws; (b) those substances regarded as hazardous wastes or hazardous substances under applicable state statutes and in the regulations promulgated pursuant to said statutes; (c) those substances listed in the United States Department of Transportation table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 CFR 302 and amendments thereto); and (d) such other substances, materials, and wastes which are or become regulated under applicable federal, state or local laws, ordinances or regulations, or which are classified as hazardous or toxic under federal, state, or local laws, ordinances or regulations.

(b) With respect to any real properties owned by the Seller, the Seller and, to the actual knowledge of the Seller, its predecessors in interest, have implemented and complied in all material respects with all Environmental Laws applicable to such properties with respect to Hazardous Substances, industrial hygiene and to all other environmental conditions.

(i) With respect to such real properties, neither the Seller (nor, to the actual knowledge of the Seller, its predecessors in interest) have owned, used, generated, manufactured, stored, handled, treated, released or disposed of any Hazardous Substances on such properties except i n compliance with all applicable Environmental Laws.

(ii) There are no citations, fines or penalties heretofore asserted against the Seller under any federal, state or local law relating to air or water pollution, or other environmental protection matters or occupational health or safety.

2.18 Conflict of Interest Transactions. Except as disclosed in the Sellers Financial Statements, no past or present shareholder, director, officer, or employee of the Seller, and no affiliate of any past or present shareholder, director, officer, or employee of the Seller,
(i) is indebted to, or has any financial, business, or contractual relationship or arrangement with the Seller, (ii) has any direct or indirect interest in any property, asset, or right which is owned or used by the Seller, or (iii) has been directly or indirectly involved in any transaction with the Seller.

2.19 Corporate Records. Copies of the Articles of Incorporation, Bylaws ad other organizational documents, as applicable, of the Seller, minute books, stock transfer ledgers, and other documents and records of the Seller material to the transaction contemplated by this Agreement will be made available to the Purchaser at or before the Closing. All such records and documents are complete, true, and correct.

2.20 Brokers. The Seller has not agreed to pay any brokerage fees, finders fees, or other fees or commissions with respect to the transac-tions contemplated in this Agreement. To Seller's actual knowledge, no person or entity is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions. The Seller further agrees to indemnify and hold harmless the Purchaser against liability to any broker claiming to act on behalf of the Seller.

2.21 Approvals. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Seller or any other entity in connection with the execution, delivery, or performance of this Agreement.

2.22 Full Disclosure. The information concerning the Seller set forth in this Agreement, and in the Disclosure Schedules attached hereto is, to the best of the Seller's actual knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

2.23 Date of Representations and Warranties. Each of the representations and warranties of the Seller set forth in this Agreement is true and correct at and as of the Closing, with the same force and effect as though made at and as of the Closing, except for changes permitted or contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HRII THE PURCHASER

Each of HRII and the Purchaser hereby jointly and severally represent and arrant to the Seller, as of the date hereof and as of the Closing Date, as follows (all of such representations and warranties being qualified in their entirety by any item set forth in the Disclosure Schedules attached to this Agreement):

3.01 Organization and Authority. HRII and the Purchaser are each corporations duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to carry on its business as now being conducted. In addition, HRII and the Purchaser are each duly qualified to do business in each jurisdiction in which the nature of their respective businesses requires them to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the respective businesses of either of them. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of each of them, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by HRII and he Purchaser, and constitutes the valid, binding, and enforceable obligation of each of them in accordance with its terms.

3.02 Ability to Carry out Agreement. The execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which either HRII or the Purchaser is a party, or to which HRII or the Purchaser is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on the respective businesses of HRII or the Purchaser, or on the enforceability or validity of this Agreement. No consents of any persons under any contact or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by HRII or the Purchaser under this Agreement.

3.03 Capitalization of HRII and the Purchaser. As of the date of execution of this Agreement, the capitalization of HRII is comprised of fifty million (50,000,000) shares of authorized Common Stock, of which approximately five million two hundred ten thousand seven hundred sixty five (5,210,765) shares of common stock are issued and outstanding as of the date hereof. Of such amount, five million (5,000,000) restricted shares of common stock have been or will be contributed to the capital of the Purchaser, for delivery to the Sellers at the Closing as contemplated herein (the "Acquisition Shares"). The Acquisition Shares will be delivered by HRII and the Purchaser to the sellers at the Closing in compliance with all applicable federal and state securities laws. Additionally, HRII has outstanding and available for exercise, options to purchase one million shares of its common stock (the "Option Shares") and the obligation to issue two hundred thousand (200,000) shares (the "Fee Shares") of its common stock in exchange for legal, accounting and other professional services rendered through the date hereof. Excluding the Option Shares, but inclusive of the Fee Shares, the Acquisition Shares and the Public Float, at Closing HRII will have approximately five million four hundred ten thousand seven hundred sixty five (5,410,765) shares of its common stock issued and outstanding. Except as set forth herein, there are no other outstanding options, warrants, convertible securities, or other rights, or any instrument, exchange-able or exercisable for or convertible into any of such securities, issued by or binding on HRII and the Purchaser to issue, purchase or acquire any shares of capital stock of HRII or the Purchaser.

3.04       Securities Matters.

(a) HRII and the Purchaser have been, and are now, in compliance with all applicable laws, rules and regulations pertaining to the public or private sale of securities in the United States, and in each state thereof where its securities are offered for sale and/or sold. HRII has filed all reports, documents and other items which are required to be filed with the Securities Exchange Commission and any applicable state securities agency (collectively, the "Securities Reports"), including without limitation all reports on Form 10-K and Form 10-Q, which are required to have been filed by the date hereof (and shall have filed any such Securities Reports which are required to have been filed as of the Closing Date). All of the statements contained in such Securities Reports were true and correct as of the dates made, and are still true and correct (except to the extent specifically disclosed on any of the HRII's Financial Statements or in the disclosure Schedules attached hereto), and none of such Securities Reports fails to state any material fact which a reasonably prudent person would consider important in making an investment decision in the Purchaser, or any fact which makes the disclosures contained in any Securities Report misleading in the context in which made. HRII has not received any notice from the Securities and Exchange Commission or any state securities agency, or any other person, that it is in violation of ay law, rule, regulation, order, decree or judgment with respect to its securities and, to the best knowledge and belief of HRII and the Purchaser, no grounds for any such notice exist. Neither HRII nor the Purchaser have received any claim or notice from any holder of their respective securities regarding any dispute or other concern relating to or arising out of such person's purchase or ownership of any of their respective securities.

(b) Set forth on Schedule 3.04(b) are the Shareholders of HRII (the "Purchasers's Insiders"), who have entered into Lock Up Agreements in for m and substance mutually acceptable to the parties, as attached hereto as Exhibit D.

3.05 Financial Information. HRII has provided, or will provide prior to Closing, to the Seller its financial statements for the fiscal year ending December 31, 1999 and for the three fiscal quarters ended September 30, 2000, which financial may be indicated as a part of the SEC Reports (the "HRII Financial Statements"), including all other reports included in the HRII Financial Statements. All financial reporting included in the HRII Financial Statements shall be in accordance with the books and records of the Purchaser (subject to normal year-end adjustments), and present fairly the financial condition of HRII and the results of its operations for the periods therein specified, all in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as set forth in the HRII Financial Statements or the SEC Reports, the Purchaser has no obligations or liabilities (whether accrued, absolute, ontingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in the HRII Financial Statements, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date the reof none of which (individually or in the aggregate) are material.
HRII is not a guarantor or otherwise contingently liable for any material amount of indebtedness. Except as indicated in the HRII Financial Statements, there exists no default under the provisions of any instrument evidencing indebtedness or of any agreement relating thereto. The Puchaser has been formed solely for the purpose of engaging in the several transactions described herein, and does not have any prepared financial statement of its own, nor is there any condition, circumstances or event which would alter the HRII Financial Statement in any significant manner if the Purchaser's financial records were fully consolidated with those of HRII in accordance with CAAP.

3.06 Assets, Liabilities and Business. HRII has no business operations , an no assets or liabilities other than as set forth in its Quarterly Report on Form 10-Q. As of the Closing Date, HRII will have no assets and no liabilities.

3.07 Litigation. Except as disclosed in the HRII Financial Statements , thre is no pending (nor to the actual knowledge of HRII, threatened
) action, suit or arbitration to which its property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations of HRII (on a continuing basis post-acquisition), or create any material liability on the part of HRII or which would conflict with this Agreement or any action taken or to be taken in connection with it.

3.08 Tax Matters. HRII has filed all federal, state and local tax returns nd reports which are due or required to be filed by it, and has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such tax returns and reports. Such federal and state income tax returns have not been audited and are not being audited by any governmental authority. The Purchaser has not been required to file any tax return, nor has it received any material tax liability.

3.09 Contracts. Except as disclosed in the HRII Financials Statements or te SEC Reports, there are no Contracts to which HRII is a party or by which they or any of its properties or assets are bound which are material to the business, financial condition, or results of operation of HRII and/or the Purchaser. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than $10,000.

3.10 Material Contract Breaches; Defaults. HRII and the Purchaser has not aterially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that either HRII or the Purchaser has materially breached, any of the terms or conditions of any Contract to which either of them is a party or is bound and which are material to the in respective and/or combined businesses, financial condition, or results of operation. HRII and/or the Purchaser are not in default in any material respect under the terms of any Contract which is material to the business, operations, properies, assets, or condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such Contract.

3.11 Directors and Officers. Schedule 3.11 accurately set forth the names and titles of all persons serving as directors and officers of each of HRII and the Purchaser.

3.12 Employee and Labor Matters. Neither HRII nor the Purchaser has any employees.

3.13 Compliance with Laws, Rules, etc. The respective businesses of each of HRII and the Purchaser are being, and have been, conducted in compliance with all applicable federal, state, and local laws, rules and regulations. Neither HRII nor the Purchaser is in violation of any terms of their respective Articles of Incorporation or By-Laws, or any judgment, decree, order, statute, rule or regulation to which either of them is subject, except to the extent that any violation or noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HRII and is subsidiaries, except to the extent that any violation or noncompliance would not result in the incurring of any material liability. Neither HRII nor the Purchaser have been notified by any regulatory or governmental authority that it is now in violation of any law, rule, regulation, ordinance, or order.

3.14 Conflict of Interest Transactions. Except as disclosed in the SEC Reorts, no past or present shareholder, director, officer, or employee of either HRII or the Purchaser, and no affiliate thereof, (i) isindebted to, or has any financial, business, or contractual relationship or arrangement with either HRII or the Purchaser, (ii) has any direct or indirect interest in any property, asset, or right which is owned or used by either HRII or the Purchaser, or (iii) has been directly or indirectly involved in any transaction with either HRII or the Purchaser.

3.15 Brokers. Other than the advisory fees discussed herein, neither HRIInor the Purchaser has agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement. No person or entity is entitled, or to the actual knowledge of either HRII or the Purchaser, intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions. Each of HRII and the Purchaser further agree, jointly and severally, to indemnify and hold harmless the Seller against liability to any broker claiming to act on behalf of either HRII or the Purchaser.

3.16 Approvals. Except as otherwise provided in this Agreement, no authorzation, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by HRII, the Purchaser or any other entity in connection with the execution, delivery, or performance of this Agreement.

3.17 Full Disclosure. The information concerning HRII and the Purchaser st forth in this Agreement, in the HRII Financial Statements, in the SEC Reports and in the Disclosure Schedules hereto is complete andaccurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.18 Date of Representations and Warranties. Each of the representations nd warranties of HRII and the Purchaser set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made again by them in their entirety at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF HRII AND THE PURCHASER

All obligations of the Purchaser under this Agreement are subject to the flfillment by the Seller, prior to or as of the Closing, of each of the following conditions:

4.01 Deliveries of the Seller. The Seller shall have delivered to the Purchaser the following items at or prior to the Closing:

(a)       A duly executed original of this Agreement;
(b)       the Bill of Sale;
(c) such other documents as are necessary to transfer all of the Acquired Assets to the Purchaser;
(d)       the Certificates required by Section 5.02 below;
(e) a Certificate of the Secretary of the Seller certifying (i) the incumbency of the person's signing this Agreement and the other Closing Documents on behalf of the Seller; (ii) a copy of the Articles of Incorporation, Bylaws and other organizational documents of the Seller, as applicable; and (iii) authorizing resolutions by the Board of Directors, shareholders and/or members of the Seller, as applicable, evidencing the corporate authority to enter into and perform the transactions contemplated by this Agreement;
(f) a Certificate of Good Standing from the Secretary of States of Delaware and California, as applicable, dated not more than thirty (30) days prior to the date of Closing; and
(g) an opinion of counsel to the Seller, in such form as is reasonably acceptable to the Purchaser, as to such matters of law as is reasonably requested by the Purchaser with respect to the ability of the Seller to perform this Agreement.

4.02 Representations and Warranties. The representations and warranties of the Seller contained in Article III of this Agreement shall have been true and correct when made, and shall be true and correct on and as of the Closing Date.

4.03 Officer's Certificates. The Seller shall have delivered to the Purchaser a certificate (in such form as the parties shall mutually agree) dated as of the Closing Date and executed by its Chief Executive Officer, certifying that the conditions set forth in this Agreement have been fully satisfied, and that there has been no material adverse change in the assets, properties, prospects, condition, affairs, operations or business of the Seller as now conducted or as proposed to be conducted, since the date of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

All obligations of the Seller under this Agreement are subject to the fulfillment by HRII and the Purchaser, prior to or as of the Closing, of each of the following conditions:

5.01 Deliveries of the Purchaser. Each of the HRII and the Purchaser shall have delivered to the Seller, as indicated, the following items at or prior to the Closing:

(a)       a duly executed original of this Agreement;
(b) the stock certificates, made as designated by the Seller prior to the Closing, evidencing the ownership of the Seller of the Acquisition Shares, representing (excluding the Option Shares) not less than Ninety percent 90% of the total issued and outstanding shares of HRII Common
Stock as of the Closing Date;
(c)       the Certificates required by Section 5.03 below;
(d) Certificates of the Secretaries of each of HRII and the Purchaser certifying (as to itself only) (i) the incumbency of the person's signing this Agreement and the other Closing Documents on its behalf; (ii) a copy of its Articles of Incorporation and Bylaws; and (iii) authorizing resolutions by its Board of Directors and shareholders, as applicable, evidencing the corporate authority to enter into and perform the transactions contemplated by this Agreement;
(e) Certificates of Good Standing from the Secretary of State of Nevada dated not more than thirty (30) days prior to the date of Closing; and
(f) an opinion of counsel to HRII and the Purchaser, in such form as is reasonably acceptable to the Seller, as to such matters of law as is reasonably requested by the Seller with respect to the ability of each of them to perform this Agreement; and
(g) the favorable opinion of Weinberg & Associates, CPAs, Miami, Florida, the independent auditor for the Seller which shall remain the independent auditor for the combined company, that the transaction will not result in any taxable event for the parties.
(h)       duly executed copies of the Lock Up Agreements referenced in
Section 3.04(b), signed by the HRII Insider, who is the subject of such Lock Up, and a certificate from the applicable escrow holder, who is the custodian of the shares subject to each such Lock Up certifying that he is the custodian of the certificates representing such number of shares of each HRII Affiliate subject to Lock Up as is set forth on Schedule 3.04(b).

5.02 Representations and Warranties. The representations and warranties of HRII and the Purchaser contained in ARTICLE III of this Agreement shall have been true and correct when made, and shall be true and correct on and as of the Closing Date.

5.03 Officer's Certificates. Each of HRII and the Purchaser shall have delivered to the Seller, certificates (in such form as the parties shall mutually agree) dated as of the Closing Date and executed by its Chief Executive Officer, certifying that the conditions set forth in this ARTICLE V. I have been fully satisfied, and that there has been no material adverse change in the assets, properties, prospects, condition, affairs, operations or business of the Purchaser, as now conducted or as proposed to be conducted, since the date of this Agreement.


ARTICLE VI
AVAILABILITY OF INFORMATION

The parties represent that, by virtue of their respective business activites and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision to enter into and perform the several transactions set forth herein.


ARTICLE VII
POST-CLOSING COVENANTS

7.01 Conduct of Business as Usual. The parties shall, during the period fom the date hereof to the Closing Date, continue to conduct their respective businesses only in the usual and ordinary course in the manner heretofore conducted, and the character of such businesses shall not be changed, nor shall any new line of business be undertaken except to the extent disclosed to, and approved by, the other party in writing prior to Closing.

7.02 Maintenance of Capital Structure. Except as expressly contem-plated uder the terms of this Agreement, or as otherwise disclosed to, and approved by, the other party in writing prior to Closing, during the period from the date hereof to the Closing Date, no change shall be made in the Certificate of Incorporation, Bylaws or other organizational documents of any of the parties, and no change shall be made in the authorized or issued capital stock of HRII or the Purchaser without the prior written consent of the Seller.

7.03 Avoidance of Special Settlements. Other than to satisfy a condition recedent pursuant hereto, or as otherwise disclosed to the other party in writing prior to Closing, during the period from the date hereof to the Closing Date neither party shall discharge, compromise, satisfy or settle any Lien, other than current liabilities shown on such party's financial statements and current liabilities incurred since that date in the ordinary course of such party's business.

7.04 Avoidance of Distributions. During the period from the date hereof the Closing Date, neither party shall declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock, except to the extent disclosed to, and approved by, the other party in writing prior to the Closing.

7.05 Compliance with Laws, Rules, Etc. During the period from the date heeof to the Closing Date, each party shall conduct its business and operations in compliance with all applicable federal, state, and local laws, rules and regulations, and neither party shall take any action which is in violation of the terms of any Contract, instrument, judgment, decree, order, statute, rule or regulation to which it or any of its properties or assets is subject, except to the extent that any violation or noncompliance would not materially and adversely affect its business, operations, properties, assets, or financal condition, and that any violation or noncompliance would not result in the incurring of any material liability.

7.06 Conflict of Interest Transactions. During the period from the date hereof to the Closing Date, neither party shall engage in any trans-action of the type which would need to be disclosed under Sections 2.18 or 3.14 (as applicable) of this Agreement.

ARTICLE VIII
TERMINATION

This Agreement may be terminated:

8.01 By the parties immediately upon their unanimous, mutual written consent.

8.02 By any party (provided, however, that for purposes of this ARTICLE VIII, HRII and the Purchaser shall be deemed to be one and the same party), if:

(a)       the other party shall have breached any material provision of this Agreement, upon five (5) business days notice provided that such notice of termination shall be ineffective to the extent that the breaching party shall be able to cure such breach within such 5-day period without causing
any prejudice to the non-breaching party;  (b)       the other party has a
receiver appointed for its assets or property, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business; or

(c) if the other party makes a general assignment for the benefit of credtors, institutes (or has instituted against it) any bankruptcy pr oceeding for reorganization or for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt;
or

(d) if any of the disclosures made herein or subsequent hereto by either party are determined to be materially false or misleading.

ARTICLE IX
INDEMNIFICATION

9.01 Indemnification of HRII and the Purchaser. The Seller hereby agrees o hold harmless and indemnify HRII and the Purchaser from and against any and all obligation, liability, loss, cost, charge, damage or expense (including, but not limited to, reasonable attorneys' fees in defense thereof) of whatever type or nature (i) caused by or arising out of any breach or violation of any material term, condition, covenant or other obligation contained in this Agreement or any Closing Document by the Seller; (ii) caused by or arising out of the failure of any represen-tation or warranty of the Seller contained herein to be true and correct when made; or (iii) caused by or arising out of any action taken, or omitted to be taken, by the Seller, or any officer, director, shareholder, agent or representative thereof, in the conduct of its business or operations through the Closing Date.

9.02 Indemnification of the Seller. The Purchaser and HRII each hereby agees, jointly and severally to hold harmless and indemnify the Seller from and against any and all obligation, liability, loss, cost, charge, damage or expense (including, but not limited to, reasonable attorneys' fees in defense thereof) of whatever type or nature (i) caused by or arising out of any breach or violation of any material term of this Agreement or any Closing Document by HRII and/or the Purchaser; (ii) caused by or arising out of the failure of any representation or warranty of HRII and/or the Purchaser contained heren to be true and correct; or
(iii) caused by or arising out of any action taken, or omitted to be taken, by HRII and/or the Purchaser, or any officer, director, shareholder, agent or representative thereof, in the conduct of its business or operations through the Closing Date.

9.03 Coordination of Legal Defense. In the event that any party may become the subject of any litigation or other proceeding as a result of any of the foregoing items for which it may be entitled to indemnification pursuant to the provisions of Section 10.01 or 10.02 hereof, the party so entitled to indemnification shall have the right to coordinate its own defense and legal representation, and the indemnifying party shall pay all costs incurred in connection ther ewith, and shall otherwise use its best efforts to cooperate with the party being indemnified and its counsel in defending against such litigation or proceeding, provided, however, that to the extent that HRII and the Purchaser shall use separate legal counsel or otherwise incur additional expense then would have been the case if they were only one entity, then the additional incidental costs incurred by reason thereof shall be borne solely by HRII and/or the Purchaser, and not bye the Seller or any agent, representative or affiliate of the Seller.



ARTICLE X
MISCELLANEOUS

10.01 Authority. The officers of the Purchaser and the Seller executing tis Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

10.02       Notices.   Any notice under this Agreement shall be deemed to
have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To the Seller:              Holoworld, Inc.
                     Aliscor, LLC
       21031 Ventura Blvd., Suite 520
       Woodland Hills, CA 91364
       Telephone:       (818) 702-7900
       Facsimile:       (818) 702-7914
       Attn:       Mr. Sidney Haider
              President

       With a copy (which shall constitute notice) to:

       Feldhake, August & Roquemore LLP
       19900 MacArthur Blvd., Suite 850
       Irvine, CA  92612
       Telephone:       (949) 553-5000
       Facsimile:       (949) 553-5098
       Attn:       Kenneth S. August, Esq.

To the Purchaser:       Hart Industries, Inc.
       4695 MacArthur Court, Suite 1450
       Newport Beach, CA 92660
       Telephone:       (949) 475-7731
       Telefax:       (949) 833-7854
       Attn:       Fred G. Luke
              President


With copy to:              NewBridge Capital Inc.
       4695 MacArthur Court, Suite 1450
       Newport Beach, California 92660
       Telephone:       (949) 833-2094
       Facsimile:       (949) 833-7854
       Attn:       Fred G. Luke
              President

or to any other address which may hereafter be designated by either party notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

10.03       Entire Agreement.   This  Agreement sets forth the entire
understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

10.04 Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

10.05       Assignment.   No party may assign this Agreement without the
express written consent of the other party and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

10.06 Applicable Law. This Agreement shall be governed by the internal laws of the State of California, without giving effect to the Principle of Conflicts of law applied thereby.

10.07 Attorneys' Fees. If any legal action or other preceding (not including arbitration) is brought for the enforcement of or to declare a ny right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

10.08 No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any entity or person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

10.09 Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

10.10 Further Assurances. At any time, and from time to time after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Assets and HRII's Common Stock to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.

10.11       Confidentiality.   Except as may be required by HRII under
applicable federal or state securities rules and regulations, neither party shall disclose the contents of this Agreement to any person or entity, including, but not limited to the public or the media; provided, however:
(i) that the Seller may make such disclosures of this Agreement to persons whose third party consents are necessary for purposes of closing this transaction, and (ii) that may make such disclosures of this Agreement to any federal, state or local agency which the Purchaser, in its sole discretion, deems necessary to know of an or all of the terms of this Agreement and to any persons whose third party consents are necessary for purposes of closing this transaction.

10.12       Amendment or  Waiver.   Every right and remedy provided herein
shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

10.13 Headings. The section and subsection headings in this Agreement are nserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.



SCHEDULE 1.01(a)
TO ASSET PURCHASE AGREEMENT

TANGIBLE ASSETS

1.        Denver Asset List

BOSE SPEAKERS                                  50
BOSE AMPS                                       3
BOSE EQUALIZER                                 14
SONY PROJECTORS                                 2
SONY PLASMA TV 42"                              1
SONY 32" FLATSCREEN VEGA TV                     4
5'X4' HIGH GAIN FLAT SCREEN                     1
200 DISC CD PLAYER                              2
25" TV                                          1
PAN TILT VIDEO CAMERA WITH REMOTE               1
VHS/VCR                                         2
SOUNDWEB                                        2
AUDIO RACKS                                     2
VIDEO MATRIX                                    1
SATELLITE DISH                                  2

FIRE ALARM SYSTEM                               1
SECURITY CAMERAS                                7
OUTDOOR DOME CAMERAS                            2
CAMERA DUPLEXORS                                1
TIME LAPSE VCR                                  1
20" MONITOR                                     1
VCR TAPES                                      30
V50 CONTROL SECURITY PANEL                      1
DOOR CONTACT SNESORS                           11
MOTION DETECTORS                                3
SIREN                                           1

BOOTHS                                         16
TABLES                                         58
CHAIRS                                        122
BAR STOOLS                                     44

OFFICE DESK                                     1
FILE CABINETS                                   5
SAFE                                            1
COUNTERS                                        3
HOST STAND                                      1
COMPUTER CABINET                                1
BAR CABINET                                     2

ROOFTOP HEATING/COOLING UNITS                   6
ELECTRICAL WALL HEATERS                         8
POWER ROOF VENT                                 1
MAKEUP AIR UNIT                                 1
CEILING EXHAUST FANS                            2
KITCHEN EXHAUST FANS                            4
DISHWASHING HOOD                                1
WATER HEATERS                                   2
GALVANIZED DUCTWORK

MOPSINK                                         1
MOPRACK                                         1
WALL SHELF                                      1
SHELVING UNIT                                   1
HANDSINK                                        3
LOCKER ASSEMBLY                                 1
SHELVING-STORAGE                               87
SHELVING WALKIN COOLER                         66
SHELVING-MOBILE WALKIN COOLER                  40
SHELVING MOBILE WALKIN-FREEZER                 24
SHELVING UNIT-CHEMICALS                         1
SHELVING UNIT-MOBILE-UTENSILS                   1
SHELVING-LIQUOR STORAGE                        36
WALKIN-COOLER/FREEZERCOMBINATION                1
REFRIGERATION SYSTEMS                           1
STAINLESSSTEEL WALL GUARDS                     17
STAINLESS STEEL WALL CAP                        1
STAINLESS STEEL DUCT TO CEILING                 1
STAINLESS STEEL HOOD TRIM                       1
STAINLESS STEEL WALL FLASHING                   1
EXHAUST HOOD                                    1
EXHAUST HOOD                                    1
EXHAUST HOOD                                    1
FIRE SUPPRESSION SYS-HOODS                      1
STOCK POT STOVE                                 1
DOUBLE CONVECTION OVEN                          1
PIZZA OVEN                                      1
FILL FAUCET                                     1
SPREADER                                        1
RANGE                                           1
RANGE                                           1
CHEESE MELTER                                   1
BROILER RADIANT                                 1
WORK TABLE                                      1
FRY WARMERS                                     2
FRYER ASSEMBLY                                  1
BAKERS TABLE                                    1
WALL SHELF ITEM 37                              1
MOBILE INGREDIENTS BINS                         3
WALL SHELF ITEM# 39                             1
PREP SINKS                                      1
 FAUCET ITEM #41                                1
LETTUCE DRIER                                   1
WORK TABLE ITEM #43                             1
WALL SHELF ITEM # 44                            1
POT FILLER FAUCET                               1
WORK TABLE ITEM # 46                            1
WALL SHELF ITEM #47                             1
SLICER STAND                                    1
SLICER                                          1
MIXER                                           1
MIXER STAND                                     1
PROOFER                                         1
MIXER(60) SIXTY QUART                           1
CHEFS COUNTER                                   1
WARMERS                                         2
HOT FOOD WELLS                                  1
COLD PAN                                        1
MICROWAVE OVEN                                  1
DISH TABLE ASSEMBLY                             1
MOBILE SOAK SINK                                1
GARBAGE DISPOSER                                1
PRE RINSE                                       1
WARMING DRAWERS                                 1
RACK CARTS                                      2
UTENSILS SINKS                                  1
FAUCETS                                         2
UTENSILS RACK                                   1
SERVICE COUNTER                                 1
WALL SHELF #71                                  1
WALL SHELF #72                                  1
WATER AND ICE STATION                           1
REFRIGERATOR                                    1
DESSERT TABLE                                   1
WALL SHELF #79                                  1
MICROWAVE OVEN-DESSERTS                         1
WATER FILTERS                                   1
ICE MACHINE                                     1
AIR SCREEN                                      1
ICE BIN WITH SEALED IN COLD PLATE               1
ICE STORAGE BIN-MOBILE                          1
JOCKEY BOX                                      1
BLENDER STATION                                 1
WORK TABLE                                      1
GLASS STORAGE UNIT                              1
UNDERBAR SINK                                   1
JOCKEY BOX # 97                                 1
BLENDER STATION #98                             1
STAINLESS STEEL FILLERS                         1
DIPPERWELL                                      1
DROP IN ICE CREAM UNIT                          1
HAND SINK # 103                                 1
BACK BAR REFRIGERATOR BASES                     2
CAPPUCHINO MACHINE                              1
GRINDER                                         1
SERVICE STAND                                   1
FLOOR TROUGH                                    1
RACK CART # 112                                 1
REMOTE BEER SYSTEM                              1

LASER TAG MAZE WALL SECTIONS                   96
FLOOR BRACKET SYSTEM                          192
WALL BRACKET SYSTEM                           192
COMPUTERS                                       3
17" MONITORS                                    6
VENTURESCAPE NODES                             30
SEQUENCER SOFTWARE                              3
POWER TRANSFORMERS                              3
AMPLIFIERS                                      3
SPEAKERS                                        9
MICROPHONES                                     3
MIXERS                                          3
VESTS/GUNS                                     50
DOWNLOADER                                      3

FLAT BEAM SCANNER                               3
FRESNEL LIGHTS                                  8
SNAPSHOT STROBE                                 1
MARTIN ROBOSCANS                                4
SYMPHANY LIGHT                                  1
DIMMER PACK                                     1
SUBPANELS                                      10
FLORESCENT LIGHTS                             422
HALOGEN LIGHTS                                147
EXIT LIGHTS                                    17
EXTERIOR LIGHTS                                 6
MISC LIGHTS                                    46
EMERGENCY LIGHTS                               15
HIGH POWER LIGHTS                              12

DELL FILE SERVER                                1
JAVELIN 12.1" TOUCH SCREENS                     6
THERMAL RECIEPT PRINTERS                        6
TERMINAL SOFTWARE                               6
MAGNETIC CARD READERS                           6
8 PORT HUB                                      1
POS ASSECORIES
CASH DRAWERS                                    4

GATEKEEPER SOFTWARE                             1
DEBIT CARD SYSTEM SERVER                        1
POS DEBIT CARD                                  2
SELF SERVE KIOSK                                2
SYSTEM SOFTWARE                                 1
DEBIT CARD READERS                             85
DEBIT CARD ISSUERS                              3

TIME TUNNEL                                     1
SPACE SHIP                                      1
SIGNS                                           6

ROCKWORK AND VOLCANO
FOG UNITS                                       1

ENTRANCE NODE                                   1
SEATING NODE                                    1
REDEMPTION COUNTER AND THEME                    1
SPACESHIP ARCADE BULKHEADS                      7
BAR AND COUNTERS                                1
WALL PANELS
THEME PIPES

XEROX PHOTOCOPIER                               1
FAX MACHINE                                     1
OFFICE SUPPLIES
CHINA GLASS AND SILVER
FOOD INVENTORY
KITCHEN UTENSILS
OFFICE COMPUTER                                 2
PRINTER                                         1
OFFICE CHAIRS                                  10

TOILET SINKS                                    8
FAUCETS                                         8
TOILETS

MERCHANDISE
TOSHIBA 16 LINE DIGITAL SYSTEM                  1
PHONES                                          8


2.        Corporate Office Asset List

CHAIRS (GREY CLOTH)                            57
CONFERENCE TABLE                                1
CUBICLES                                       29

PLANTS FLOOR                                   30
PICTURE FRAME                                   6
DESK                                            2
COMPUTERS                                       7
FAX MACHINE                                     3
COPIER MACHINE                                  2
PRINTERS                                        3
 WOODEN CHAIRS                                  4
SOFA CHAIR (CLOTH)                              2
BROWN LEATHER COUCH                             1
ANTIQUE COFFEE TABLE (OBLONG)                   1
CREDENZA & GLASS CABINET                        1
BROWN EXECUTIVE CHAIRS (LEATHER)                2
BROWN VISITORS CHAIRS (LEATHER                  2
COMPUTER CART                                   1
PRINTER CART                                    1
 BROWN WOODEN ENDTABLE                          1
MAHOGANY BOOKSHELF                              1
BLACK LEATHER ANTIQUE CHAIRS                    2
BLACK METAL TABLE                               1
CALL COUNTING COMPUTER                          1
CALL COUNTING PRINTER                           1
PLANT DESK TOP                                 15
FILE CABINET (STEEL)                           14
END TABLE ( BROWN & BLACK)                      1
EXECUTIVE DESK (BROWN)                          2
BLACK COMPUTER TABLE                            1
BLACK LEATHER EXECUTIVE CHAIRS                  3
MICROWAVE                                       2
TELEVISION & VCR                                1
VCR                                             1
TELEVISION                                      1
MAHOGANY DESK                                   2
CREDENZA                                        2
BLACK STEEL FILE CABINET                        1
PHONES                                         45
30 LINE TOSHIBA DIGITAL PHONE SYSTEM            2
PHONE ON HOLD MACHINE                           1
T-1 DIGITAL JUNCTION BOX                        2
LAPTOP COMPUTER WITH DOCKING STATION            1
MINIATURE GOLF COURSE                           1
VIRTUAL REALITY GOLF MACHINE                    1
SECURITY MONITORING SYSTEM                      1
100" VIDEO GAME CABINET WITH PROJECTION         1
PA SYSTEM                                       1
COMPUTERS                                       2
20/20 POS SYSTEM                                1
MOTION SIMULATOR RIDE MACHINE                   1



SCHEDULE 1.01(c)
TO ASSET PURCHASE AGREEMENT

ACCOUNTS


ENTITY                            BANK                         #

HOLOZ I                    1      BANK OF AMERICA              12016-13662
                                  SOFTNET VENTURE CAPITAL
                                  DBA: HOLOZ I
                           2      HIGHLAND FEDERAL BANK        09-00-16996

HOLOZ II                   1      HIGHLAND FEDERAL BANK        09-00-1887

HOLOZ PARTNERS             1      FIRST BANK & TRUST           1427179487
                                  FORMER
                           1A     HIGHLAND FEDERAL BANK        09-00-17948
                           2      BANK OF AMERICA              12016-13662
                                  SOFTNET VENTURE CAPITAL
                                  DBA: HOLOZ I

HOLOWORLD INC              1      CITIBANK                     601148992

HOLOWORLD III              1      CITIBANK                     601148828
                           2      WELLS FARGO BANK             0644-508871
                                  HOLOWORLD INC
                                  ATF HOLOWOTLD 3
                           3      WELLS FARGO BANK             0644-509226
                                  HOLOWORLD INC
                                  OPERATING ACCOUNT
                           4      FIRST BANK AND TRUST         1427179568
                                  FORMER
                           4A     HIGHLAND FEDERAL BANK        09-00-17956
SALES TAX DEPOSIT                 CITIBANK                     670015684

HOLOCOR LLC                1      CITIBANK                     601148984
                                  CITIBANK-INTEREST CHK ACCT   670016997

ALISOCOR LLC               1      CITIBANK                     601149529

SOFTNET VENTURE CAPITAL          HIGHLAND FEDERAL              09-00-18895

SOFTNET VENTURE CAPITAL          FIRST BANK                    1427188957

HOLOWORLD (PASADENA ACCT.)       CITI BANK                     601280464

HOLOWORLD INC-(OPERATING)        CHARTER PACIFIC BANK          1067796

HOLOWORLD INC-PAYROLL ACCT       CHARTER PACIFIC BANK          1067818

ALISOCOR LLC.                    CHARTER PACIFIC BANK          1067834

PASADENA H-III                   CHARTER PACIFIC BANK          1067826

HOLOWORLD INC- CAFE ACCT         CHARTER PACIFIC BANK          1068199

CD ACCT                          CHARTER PACIFIC BANK          102980

HOLOWORLD CAFE- OPERATIONS       COMMUNITY FIRST BANK          4505020448

HOLOWORLD CAFE-PAYROLL           COMMUNITY FIRST BANK          4505020455

HOLOWORLD CAFE-DEPOSIT           COMMUNITY FIRST BANK          4505020430




SCHEDULE 2.04
TO ASSET PURCHASE AGREEMENT

SELLER OF SECURITIES



HOLOWORLD INC
Invoice Register
For the Period From Oct 1, 2000 to Mar 6, 2001
Filter Criteria includes: 1) Invoice Numbers from S99000 to S99999. Report order is by Invoice Number.

Invoice No Date      Name                               Amount       Amt Recvd

S99224    10/2/00 TOMMY &/OR PATRICIA ELLIS            19,999.76     19,999.76
S99225    10/2/00 IRA-TOMMY DEAN ELLIS                 29,999.20     29,999.20
S99226    10/5/00 THOMAS G. FOGAL                       8,800.00      8,800.00
S99227    10/5/00 JEFFREY H. MOREHOUSE                 17,600.00     17,600.00
S99228   10/13/00 MELODY PALMER                         8,800.00      8,800.00
S99229   10/17/00 ZOOM HOLDINGS                         9,999.44      9,999.44
S99230   10/19/00 G. FRASER BROWN                      49,999.84     49,999.84
S99233   10/20/00 JAMES B. HAHN                         8,800.00      8,800.00
S99234   10/25/00 BAKULESH &/OR DAMAYANTI PATEL        35,200.00      8,800.00
S99235   10/26/00 DONALD &/OR EVAMAE KLINE             24,999.92     24,999.92
S99236   10/26/00 KURNEYW. RAMSEY                       8,800.00      8,800.00
S99237   10/27/00 MARK MAURICE MATHIOWETZ               8,800.00      8,800.00
S99238   10/27/00 RICHARD FAY &/OR ANNE MIRANTE        39,999.52     39,999.52
S99239   10/27/00 IRA- MAUREEN V. SCHWERTFEGER          8,800.00      8,800.00
S99240   10/30/00 ROGER BICKNELL                        4,400.00      4,400.00
S99241   10/30/00 IKE MADDOX                            4,400.00      4,400.00
S99243    11/1/00 IRA-SCOTT NORFLEET                    8,800.00      8,800.00
S99244    11/2/00 CLAUDE A. SALERNO                     9,999.44      9,999.44
S99246    11/8/00 BEE CHAPMAN JR.                      24,999.92     24,999.92
S99247   11/13/00 DAVE &/OR JUDY HUBER                  8,800.00      8,800.00
S99248   11/13/00 ALAN W. GEAR                         35,200.00     35,200.00
S99249   11/13/00 CLIFFORD W. OGDEN                    24,999.92     24,999.92
S99250   11/13/00 IRA - JOSEPH M. HALCISAK             17,600.00     17,600.00
S99251   11/13/00 JEFFREY M. TICHOTA                   49,999.84     49,999.84
S99252   11/15/00 THOMAS A. ADAMS                      17,600.00     17,600.00
S99253   11/17/00 KURNEYW. RAMSEY                       8,800.00      8,800.00
S99254   11/21/00 ROBERT E. HABERMEHL                   8,800.00      8,800.00
S99255   11/21/00 THOMAS & GABRIELLE O'ROURKE          17,600.00     17,600.00
S99256   11/21/00 TOLLET TRUST                          8,800.00      8,800.00
S99257   11/22/00 DONALD &/OR EVAMAE KLINE              8,800.00      8,800.00
S99258   11/27/00 DEREK R. VAN GILDER                   8,800.00      8,800.00
S99259   11/21/00 JAY M. HAYS TRUST                    24,999.92     24,999.92
S99260   11/30/00 BEE CHAPMAN JR.                      24,999.92     24,999.92
S99261    12/1/00 RANDY E. &/OR LOIS E. OLSON          17,600.00     17,600.00
S99262    12/4/00 IRA-SCOTT BURNS                       8,800.00      8,800.00
S99263    12/7/00 WOOD FAMILY TRUST # 1                 8,800.00      8,800.00
S99264   12/13/00 IRA- JERRY ROWE                      22,000.00     21,802.00
S99265   12/18/00 ALAN W. GEAR                         49,999.84     49,999.84
S99266   12/18/00 IRA-HERBERT GEYER                    39,999.52     38,949.00
S99267   12/19/00 DAN E. CONNOR                        99,999.68     99,999.68
S99268   12/27/00 JOHNW. FREY                          17,600.00     17,600.00
S99269    1/17/01 SIDNEY S.HAYNIE                      17,600.00     17,600.00
S99270    2/23/01 THE LEE FAMILY REVOCABLE TRUST       17,600.00     17,600.00
S99271    2/27/01 DAVID S. GARSTKA                     22,000.00     22,000.00
                                                      ==========    ==========
Total                                                 920,995.68    893,347.16



ALISOCOR, LLC
Invoice Register
For the Period From Oct 1, 2000 to Mar 6, 2001
Filter Criteria includes: Report order is by Invoice Number.

Invoice No Date      Name                               Amount       Amt Recvd

98456   10/10/00 JAMES HOFFMAN                         10,000.00     10,000.00
98458   10/13/00 GLENN E. ORGAN                        10,000.00     10,000.00
98459   10/23/00 LORI M.JOHNSON LIVING TRUST           10,000.00     10,000.00
98460   10/24/00 ANJA NEUSCHELER                       10,000.00     10,000.00
98461   10/26/00 IRA- DANIEL S. DAVIS                  20,000.00     15,000.00
98462    11/3/00 SIDNEY J. MORRISON                    10,000.00     10,000.00
98463    11/7/00 REINHOLDJOHNSON                       20,000.00     20,000.00
98464    11/9/00 DANIEL J. MASHIA                      10,000.00     10,000.00
98467   11/15/00 PAMELA K. COLBY                       10,000.00     10,000.00
98468   11/16/00 CHARLES &/OR JULIE M. ARGUELLO        10,000.00     10,000.00
98469   11/20/00 STEPHEN EVAN &/OR BARBARA ROZA        20,000.00     20,000.00
98470   11/20/00 DAVID A. IFFT                          5,000.00      5,000.00
98471   11/29/00 DAN E. CONNOR                         70,000.00     70,000.00
98472    11/1/00 JAMES HOFFMAN                          5,000.00      5,000.00
98473    12/8/00 MYRNA PHILLIPS JONES                  10,000.00     10,000.00
98474    12/8/00 DEAN E. &/OR EILEEN P. FOLEY           5,000.00      5,000.00
98475   12/11/00 W. RANDALL MATHERS                    20,000.00     20,000.00
98476   12/11/00 LOWELL R. CHOCOLA LIVING TRUST        20,000.00     20,000.00
98476   12/12/00 JACK L. BARHORST                      10,000.00     10,000.00
98477   12/12/00 CAROLYN &/OR HELMUT THOMSEN           20,000.00     20,000.00
98478   12/13/00 RONALD &/OR RITA LESAGE               10,000.00     10,000.00
98479   12/14/00 W. RANDALL MATHERS                    10,000.00     10,000.00
98480   12/14/00 JESS &/OR MERCY GAPUZ                 10,000.00     10,000.00
98481   12/15/00 STEPHEN EVAN &/OR BARBARA ROZA        10,000.00     10,000.00
98482   12/15/00 IRA - KENNETH A. MEHAFFEY             20,000.00     20,000.00
98483   12/15/00 IRA-DOROTHY E. JOHNSON                20,000.00     20,000.00
98484   12/18/00 JAMES HOFFMAN                         10,000.00     10,000.00
98485   12/18/00 SHOU &/OR HSIN HWANG                  10,000.00     10,000.00
98486   12/18/00 JAMES G. WONG                         10,000.00     10,000.00
98487   12/18/00 LARRY&/ORGAIL COBB                    10,000.00     10,000.00
98488   12/19/00 RICHARD MARK FAY                      30,000.00     30,000.00
96489   12/19/00 K. SPECHT&/ORA. NEUSCHELER            10,000.00     10,000.00
98490   12/19/00 DAVID M. McGREW                       10,000.00     10,000.00
98491   12/20/00 LOWELL R. CHOCOLA LIVING TRUST        10,000.00     10,000.00
98492   12/20/00 RICHARD &/OR LEE KARIBIAN             20,000.00     20,000.00
98493   12/20/00 RILEY BARNEY                          10,000.00     10,000.00
98494   12/21/00 W. RANDALL MATHERS                    10,000.00     10,000.00
98496     1/2/01 MYRNA PHILLIPS JONES                   6,500.00      6,500.00
                                                      ==========    ==========
Total                                                 531,500.00    526,500.00




SCHEDULE 2.04a
SELLER'S FINANCIAL STATEMENTS


HOLOWORLD, INC. AND AFFILIATES
COMBINED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2000



HOLOWORLD, INC. AND AFFILIATES


CONTENTS


PAGE      1      ACCOUNTANTS' COMPILATION REPORT

PAGE      2      COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2000

PAGE      3      COMBINED STATEMENT OF OPERATION FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 2000

PAGE      4      COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 (DEFICIENCY) FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                 2000

PAGE      5      COMBINED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 2000




ACCOUNTANTS' COMPILATION REPORT


To the Board of Directors of:
Holoworld, Inc.

We have compiled the accompanying combined balance sheet of Holoworld, Inc.and Affiliates as of September 30, 2000 and the related combined statements of operations, changes in stockholders' equity (deficiency) and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


WEINBERG & COMPANY, P.A.



Boca Raton, Florida
February 12, 2001




HOLOWORLD, INC. AND AFFILIATES
COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2000


ASSETS

CURRENT ASSETS
Cash                                                       $      187,637
Inventories                                                         8,304
Total Current Assets                                              195,941

PROPERTY AND EQUIPMENT - NET                                    2,892,942

OTHER ASSETS
Restricted cash                                                     7,726
Security deposits                                                 308,950
Loans receivable - related parties                                135,808
Total Other Assets                                                452,484

TOTAL ASSETS                                               $    3,541,367

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued expenses                      $      920,654
Notes payable                                                      34,886
Loans payable - related company                                 2,732,994
Capital lease obligations - current portion                        70,498
Total Current Liabilities                                       3,759,032

LONG TERM LIABILITIES
Capital lease obligations                                          19,481
TOTAL LIABILITIES                                               3,778,513

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value, 10,000,000
 shares authorized, 4,995,669 issued and outstanding                4,996
Common stock, $0.001 par value, 25,000,000 shares
 authorized, 24,919,414 issued and outstanding                     24,989
Additional paid-in capital                                      9,037,814
Less subscriptions receivable                                     (16,600)
Accumulated deficit                                            (9,288,345)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                          (237,146)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)    $    3,541,367



                 HOLOWORLD, INC. AND AFFILIATES
                 COMBINED STATEMENT OF OPERATION
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000



NET REVENUE                                         $      161,491

COST OF SALES                                               82,715

GROSS PROFIT                                                78,776

SELLING, GENERAL AND ADMINISTRATIVE                      1,531,976

LOSS FROM OPERATIONS                                    (1,453,200)

OTHER INCOME (EXPENSE)
Interest expense                                            (1,420)
Interest income                                              2,502
Loss on sale of property and equipment                    (487,445)
Management fee                                              90,000

Total Other Income (expense)                              (396,363)

NET LOSS                                            $   (1,849,563)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED       $        (0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
 BASIC AND DILUTED                                  $   24,307,687



                    HOLOWORLD, INC. AND AFFILIATES
  COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                        PREFERRED STOCK                 COMMON STOCK          ADDITIONAL PAID-IN
                                       SHARES      AMOUNT              SHARES AMOUNT               CAPITAL

Balance, December 31, 1999            283,636    $    284        23,811,343   $   23,881       $  6,296,771

Issuance of stock for cash,
net of offering costs               4,712,033       4,712         1,107,771        1,108          2,741,043

Net loss for nine month period
ended September 30, 2000                    0           0                 0            0                  0

Balance,September 30, 2000          4,995,669    $  4,996        24,919,114   $   24,989       $  9,037,814


                    HOLOWORLD, INC. AND AFFILIATES
  COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                        SUBSCRIPTIONS      ACCUMULATED
                                         RECEIVABLE          DEFICIT              TOTAL

Balance, December 31, 1999            $    (47,400)     $  (7,438,782)     $   (1,165,246)

Issuance of stock for cash,
net of offering costs                       30,800                  0           2,777,663

Net loss for nine month period
ended September 30, 2000                         0         (1,849,563)         (1,849,563)

Balance,September 30, 2000            $    (16,600)     $  (9,288,345)     $     (237,146)


                     HOLOWORLD, INC. AND AFFILIATES
                    COMBINED STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                           $   (1,849,563)

Adjustments to reconcile net loss
 to net cash used in operating activities:
Write off of inventory                                      5,479
Depreciation and amortization                              58,068
Loss on disposal of property and equipment                522,445
Changes in operating assets and liabilities:
Increase (decrease) in:
Cash overdraft                                            (71,983)
Accounts payable and accrued expenses                    (161,891)

Net cash used in operating activities                  (1,497,445)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                     (1,982,786)
Proceeds from sale of property and equipment              (35,000)
Deposits                                                  (16,451)
Due from officer                                           36,475

Net cash used in investing activities                  (1,997,762)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from related parties                                 857,008
Payments on loans payable                                 (21,750)
Payment on capital lease obligations                       (1,770)
Proceeds from issuance of common stock                  2,777,663

Net cash provided by financing activities               3,611,151

NET INCREASE IN CASH                                      115,944

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD            71,693

CASH AND CASH EQUIVALENTS - END OF PERIOD          $      187,637



SCHEDULE 2.05
TO ASSET PURCHASE AGREEMENT

LITIGATION

Litigation Relating to the Acquisition Proposal. As of the date of this Proxy Statement, Holoworld Management is not aware of any lawsuits that have been filed or threatened by any of the Equity Owners of Holoworld, or the shareholders of HRII, or any other person, relating to the, or attempting to block or hinder the consummation of, the Acquisition Proposal.

Sharon Brown vs. Holoworld, Inc., et al. On August 18, 2000, Sharon Brown ("Ms. Brown") filed a petition against Holoworld, Inc., Holoworld III, Sidney Haider, Zara Haider, Suzanne Gaigner, and Softnet Venture Capital
(the "Defendants") all begin the sale of unregistered securities, sale of securities by unregistered agents, liability for being an unregistered issuer, omissions, fraud, fraudulent concealment and punitive damages. The petition was filed in the Iowa District Court for Taylor County, and stems from a five thousand dollar ($5,000) investment in Holoworld by Ms. Brown. Holowold and Mr. Haider have retained counsel that is attempting to negotiate an amicable settlement to this lawsuit. A trial date has been set for this case for July 25, 2001, but Holoworld Management believes the case will be resolved prior to that date.

Alleged Violations of Securities Laws

Holoworld, Inc.   Holoworld, Inc., the business entities related to Holowold that were subject to the Roll Up, and/or Sidney Haider individually, are currently (and have for some time been) involved in various legal proceedings related to the alleged violation of state and/or federal securities laws, based upon its offering and sale to investors of the securities of Holoworld and/or its affiliates without being in compliance with Regulation D and without registration. For each of the matters listed below, the relevant defendants or respondents, including Holoworld, Inc. and Mr. Haider, have retained counsel and/or intend to fully comply with any orders or negotiated settlements.

Hawaii. On October 19, 1996, the Department of Commerce and Consumer Affars of Hawaii issued a Preliminary Cease and Desist Order (the "Hawaii Order") to Sid a.k.a. Sidney Haider, among others (the "Subjects"). The Hawaii Order identified Sidney Haider as a principal of Everest Venture Capital, Inc., which was alleged to have sold unregistered securities in the State of Hawaii as unregistered brokers or agents. Such alleged sales were claimed to be in violation of chapter 485 of the Hawaii Revised Statutes, and as a result the Subjects were ordered to cease and desist from making further solicitaion or sales of unregistered or non-exempt securities in the State of Hawaii and ordered to make recission of investments to Hawaii investors. The Order further prohibited the Subjects from acting as agents in the State of Hawaii without registration of securities sold, and to cease acting as brokers in the state. The Subjects may not omit any material fact in the future sale of any securities in Hawaii.

Pennsylvania. On or about July 1997, the Commission of Securities for the state of Pennsylvania issued an inquiry and cease and desist letter (the "Pennsylvania Inquiry") to Sidney Haider (the "Respondent"). The Pennsylvania Inquiry requested that the Respondent provide certain information regarding the manner of the offers and sales of securities of Holoworld, Inc., to Pennsylvania residents.

On or about August 20, 1997, the Pennsylvania Commissioner of Securities issued a Cease and Desist to Holoworld, Inc., Holoworld III, Sidney Z. Haider, and others which identified certain violations of Pensylvania state law by the parties and prohibited the parties from offering or selling units of the Holoworld III Unit Investment Trust to residents of Pennsylvania unless certain conditions are met.

North Carolina.   On August 29, 1997, North Carolina Department of the
Secratary of State issued an inquiry (the "North Carolina Inquiry") to Holoworld, Inc. and Sidney Haider (the "Respondents"). The North Carolina Inquiry requested that the Respondents provide certain information regarding the manner of the offers and sales of securities of Holoworld, Inc. to North Carolina residents.

Minnesota. On August 29, 1997, the Minnesota Department of Commerce issue an Order For Written Statement, Production of Documents and Report Sales (the "Minnesota Order") to Sidney Haider and Holoworld amongothers (the "Subjects"). The Minnesota Order identified Sidney Haider as a principal of Holoworld, Inc. alleged to have sold unregistered securities in the State of Minnesota as an unregistered broker or agent. The Order requested the production of certain documents, reports and statements regarding the manner, method, device and timing of sale of Holoworld securities in Minnesota.

Due to the actions alleged in the Minnesota Order, the holders of the secuities issued subject to the Minnesota Order may have the right to rescind their respective purchases of Holoworld securities. (See : Risk Factors/Alleged Securities Violations).

Arkansas. On September 5, 1997, the Arkansas Security Department issued a inquiry (the "Arkansas Inquiry") to Sidney Haider ("Haider"). The Arkansas Inquiry requested that Mr. Haider provide certain information regarding the manner of the offers and sales of securities of an entity unrelated to the Company to Arkansas residents. The Arkansas Inquiry further alleged that such sales may have been made in violation of Arkansas Code Ann. Sections 23-42-102 et. seq. On October 27, 1997, the Arkansas Security Commissioner is sued a Cease and Desist Order to Sidney Haider and Holoworld, Inc., among thers. The order alleged that certain violations of state law occurred, and prohibited the parties from any further offer or sale of securities in the State of Arkansas unless they are properly registered or exempt from registration. On
October 27, 1997, the Arkansas Security Commissioner issued an Order to Cease and Desist to Holoworld, Inc. and Sidney Haider.

Iowa.        On September 9, 1997, the Commissioner of Insurance for the State
of Iowa issued a Cease and Desist Order (the "Iowa Order") to Holoworld, Inc., Sidney Haider and Zara Haider, among others (the "Subjects"). The Iowa Order identified Sidney Haider and Zara Haider as principals of Holoworld, Inc., who were alleged to have sold unregistered securities in the State of Iowa as unregistered brokers or agents. Such alleged sales were claimed to be in violation of Iowa Code sections 502.201, 502.301 and 502.401, and as a result the Subjects were ordered to cease and desist from making further soliciations or sales of unregistered or non-exempt securities in the State of Iowa. The Order further prohibited the Subjects from acting as agents in the State of Iowa without registration, and prohibited Holoworld, Inc., from employing individuals to solicit securities sales in Iowa without registering its agents. The Subjects may not omit any material fact in the sale of any securities in Iowa.

On May 4, 1999, Iowa's Superintendent of Securities issued a Cease and Desist Order which prohibited Holoworld, Inc., Holoworld III, Sidney Haider and Zara Haider from offering or selling any securities while the securities are unregistered and not exempt from registration. The individuals were required to cease and desist acting as agents without registration. The entities were also required to cease and desist employing individuals as agents who are not registered. The individuals also were required to cease and desist making untrue statements or omissions of material fact in the offer or sale of securities.

On July 14, 1999, Iowa's Superintendent of Securities issued a second Cease and Desist Order which prohibited Holoworld, Inc. Holoworld III, Sidney Haider and Zara Haider from offering or selling any securitieswhile the securities are unregistered and not exempt from registration. On December 29, 1999, those individuals filed an opposition to the State's motion for order compelling discovery directed to them. In 2000, the Subjects engaged in a dialogue with the State of Iowa seeking to be permitted additional time to fashion an appropriate rescission offer to all Iowa residents who invested in Holoworld,and to provide adequate disclosures about Holoworld (through this Proxy Statement) for the Iowa investors to make a decision whether or not to elect rescission. The Subjects have continued voluntarily to provide requested information to the State of Iowa, and have obtained a continuance until at least March 30, 2001 in order to continue with settleent negotiations in an attempt to resolve this matter without the need of an administrative hearing.

Washington. On October 14, 1997, the Department of Financial Institution for the State of Washington issued an inquiry (the "Washington Inquiry") to Sidney Haider, Holoworld, Inc., and Holoworld III. The Washington Inquiry requested that Holoworld, Inc., Holoworld III and Haider provide certain information regarding the manner of the offers and sales of securities to Washington residents.

Missouri.    On December 11, 1997, the Office of the Secretary of State of
Missouri issued an inquiry (the "Missouri Inquiry") to Holoworld III. The Missouri Inquiry requests that Holoworld III provide certain information regarding the manner of the offers and sales of securities to Missouri residents. Holoworld has since begun a dialogue with the State of Missouri in order to be permitted time to fashion an appropriate rescission offer to all Missouri residents who invested in Holoworld, and to provide adequate disclosures about Holoworld (through this Proxy Statement) for the Missouri investors to make a decision whether or not to elect rescission.

Kansas.   On December 18, 1997 the Kansas Securities Commissioner issued a initial emergency Cease and Desist Order (the "First Kansas Order") to Holoworld, Inc., Holoworld III, Sidney Z. Haider and others (the "Subjects") for the alleged sale of unregistered securities in violation of Kansas law for operating as unregistered broker-dealers or agents in Kansas. The First Kansas Order prohibited the Subjects from offering or selling (or assisting the sale of) securities of Holoworld III or any other issuer, unless the securities have been registered or are exempt from registration, unless the subjects have become registered broker-dealers or agents, and unless the Subjects refrain from any further violation of the Kansas Securities Act.

On March 31, 1998, the Kansas Securities Commissioner issued a second emergency Cease and Desist Order (the "Second Kansas Order") to Holocor, LLC, Holoworld, Inc., Sidney Z. Haider and others. This orderalleged that the same Subjects to the first Kansas order offered and sold securities to Holocor, LLC in violation of the first order, and in violation of certain Kansas state law. The Second Kansas Order prohibited the Subjects from offering or selling (or assisting in the offer or sale of) securities of Holocor, LLC or any other issuer, unless the securities have been registered or are exempt from registration, and unless the Subjects refrain from any further violation of the Kansas Securities Act.

Federal Trade Commission.        On January 7, 1998, the Federal Trade
Commission ("FTC") issued concurrent Civil Investigative Demands for Documentary Material and for Written Interrogatories to Holoworld, Inc. This investigation was conducted under Sections 6, 9, 10 and 20 of the Federal Trade Commission Act, 15 U.S.C. Sections 46, 49 , 50 and 57b-1 as amended. The purpose of the investigation is to determine whether the Company or its agents have engaged in unfair or deceptive acts or practices in affecting commerce and/or in deceptive or abusive telemarketing acts or practices in violation of certain rules of the FTC. Holoworld has not received any correspondence from the FTC since July 1998.

Virginia.   On or about May 5, 1998, the Division of Securities and Retail
Franchising of the Commonwealth of Virginia issued a letter of inquiry (the "Virginia Inquiry") to Sidney Haider, Holoworld, Inc. and others (the
"Subjects").   The Virginia Inquiry requested that the Subjects provide certain information regarding the manner of the offers and sales to Virginia residents of securities of an entity related to Holoworld. On September 17, 1998, the Virginia Division of Securities issued a letter offering terms of settlement, where by Holoworld, Inc. agreed to an injunction to make future offers and sales of securities to raise proceeds (other than those for rescission or exchange of securities) in the future except in conformity with the state and federal laws.

Alabama.   On September 30, 1998, the Alabama Securities Commission issued a
Cease and Desist Order (the "Alabama Order") to Holocor, LLC. The Alabama Order recited that the application filed on behalf of Holocor for a Limited Offering Exemption pursuant to Regulation D, Rule 506 was deficient because Holocor had failed to concurrently file a Consent to Service of Process, and because it failed to identify any agents of the issuer receiving remuneration in its Form D. Holocor is in the process of correcting the deficiencies.

U.S. Securities and Exchange Commission.   On November 2, 1998, the United
States Securities and Exchange Commission (the "SEC") issued an inquiry letter pursuant to its authority under Section 20 of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934, requesting Holoworld to supply information voluntarily to the SEC. Holoworld has fully cooperated with the investigation to date and intends to fully comply with the inquiry in the future.

Montana.   On November 24, 2000, the State Auditor's Office of the Montana
Securities Department, filed a notice of proposed agency action and opportunity for hearing and a temporary cease and desist order (the "Montana Action"). The Montana Action is against Holoz2, Holocor LLC, Alisocor LLC, Holoworld Inc., and Sidney Z. Haider, among others (the "Respondents").
The Respondents have engaged in a dialogue with the State of Montana in order to fashion an appropriate rescission offer to all Montana residents who invested in Holoworld, and to provide adequate disclosures about Holoworld (through this Proxy Statement) for the Montana investors to make a decision whether or not to elect rescission. The Respondents have voluntarily provided requested information to the State of Montana, and plan to work with the State of Montana to resolve this matter without the need of an administrative hearing.

Idaho   On December 5, 2000 the State of Idaho Department of Finance Securties
Bureau sent an investigation letter to Sidney Haider requesting information concerning the solicitation of Idaho residents to invest in Holoworld Inc. Holoworld has begun a dialogue with the State of Idaho in order to attempt to resolve this matter without an action being filed. Holoworld has voluntarily provided requested information to the State of Idaho and plans to work with the State of Idaho fashion an appropriate rescission offer to all Idaho residents who invested in Holoworld, and to provide adequate disclosures about Holoworld (through this Proxy Statement) for the Idaho investors to make a decision whether or not to elect rescission.

Alisocor LLC

Alisocor LLC is currently party only to the Montana Action listed above.




SCHEDULE 2.06
TO ASSET PURCHASE AGREEMENT

TAX RETURNS

None



SCHEDULE 2.09
TO ASSET PURCHASE AGREEMENT

DIRECTORS AND OFFICERS
OF SELLER


HOLOWORLD, INC.

Directors: .................................Sidney Haider
                                            Zara Haider


Officers:

President, CEO, and Treasurer...............Sidney Haider
Vice President and Secretary................Zara Haider


ALISOCOR, LLC


Managing Member.............................Sidney Haider





SCHEDULE 2.10
TO ASSET PURCHASE AGREEMENT

EMPLOYEE AND LABOR MATTERS


None





SCHEDULE 2.12
TO ASSET PURCHASE AGREEMENT

TRADEMARKS


Holoworld(TM)





SCHEDULE 3.04(b)
TO ASSET PURCHASE AGREEMENT

HRII INSIDERS



      HRII INSIDER            NUMBER OF SHARES

      FLS, LLC                        333
      Jon L. Lawver                 6,920
      Steven Dong                  16,600
      Jonathan Small               11,000
      Rick Weed                    10,000
      Len Roman                    11,000
      Fred G. Luke                213,367
      ZCL, LLC                     30,000
      NewBridge Capital, Inc.      50,060




SCHEDULE 3.11
TO ASSET PURCHASE AGREEMENT

DIRECTORS AND OFFICERS
OF HRII AND PURCHASER

HRII:

HART INDUSTRIES, INC.

Directors:..................................Jon L. Lawver


Officers:

President, Treasurer and Secretary:.........Jon L. Lawver


PURCHASER:

HOLOWORLD ACQUISITION CORPORATION

Directors:..................................Jon L. Lawver


Officers:

President, Treasurer and Secretary:.........Jon L. Lawver



EXHIBIT A
TO ASSET PURCHASE AGREEMENT

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

That, HOLOWORLD, INC., a Delaware corporation, and ALISOCOR, LLC, a Califonia limited liability company (collectively the "Seller"), for good and valuable consideration paid to it by HART INDUSTRIES, INC., a Nevada corporation ("HRII"), and HOLOWORLD ACQUISITION CORPORATION, a Nevada corporation, (the "Purchaser"), pursuant to an Agreement dated as of December 5, 2000, by and between the Seller, the Purchaser, and HRII (the "Agreement"), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Seller, does hereby sell to, and assign, transfer, convey and deliver unto Purchaser, its successors and assigns, all of its right, title and interest in and to the Acquired Assets (as such term is defined in the Agreement), free and clear of any liens, claims, charges, or encumbrances of every kind or nature.

TO HAVE AND TO HOLD, UNTO THE PURCHASER, ITS SUCCESSORS AND ASSIGNS,
FOREVER.

The Seller hereby authorizes the Purchaser and HRII to take any appropriate action to protect the right, title and interest hereby conveyed in connection with any of the Acquired Assets hereby transferred, conveyed and delivered to the Purchaser and HRII in the name of the Seller subject to the terms of the Agreement.

This Bill of Sale, and the covenants and agreements contained herein, shall be binding upon the Seller and its successors and assigns, and shall inure to the benefit of the Purchaser, HRII and their successors and assigns.





[Signatures on following page]




IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be duly executed and delivered as of the 7th day of March, 2001.

THE SELLER:

HOLOWORLD, INC.					ATTEST:


By:   /s/  Sidney Haider       By:   /s/  Zara Haider
           -------------                  -----------
Name:      Sidney Haider       Name:      Zara Haider
Title:     President           Title:     Secretary


HRII:

HART INDUSTRIES, INC.					ATTEST:


By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary


THE PURCHASER:

HOLOWORLD ACQUISITION CORPORATION	ATTEST:


By:   /s/  Jon L. Lawver       By:   /s/  Jon L. Lawver
           -------------                  -------------
Name:      Jon L. Lawver       Name:      Jon L. Lawver
Title:     President           Title:     Secretary





	EXHIBIT B
TO ASSET PURCHASE AGREEMENT

INSTRUMENT OF
ASSIGNMENT AND ASSUMPTION

A.	ASSIGNMENT OF TRANSFERRED RIGHTS.

KNOW ALL MEN BY THESE PRESENTS that HOLOWORLD, INC., a California corporaion, and ALISOCOR, LLC, a California limited liability company (collectively, the "Transferor"), for good and valuable consideration to the Transferor in hand paid (receipt and sufficiency of which is hereby acknowledged), pursuant to an Asset Purchase Agreement (the "Agreement") dated as of December 5, 2000 by and among the Transferor, and HART INDUSTRIES, INC. , a Nevada corporation (the "Transferee"), do each hereby grant, convey, assign, transfer and deliver unto the Transferee, its successors and asigns, to have and to hold forever, all of their respective rights, title and interests as of the date hereof, in and to the following assets (the "Transferred Rights") of the Transferor to be conveyed, assigned, transferred and delivered unto the Transferee pursuant to the Agreement (capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Agreement):

1.	Accounts Receivable.  All trade and other accounts receivable owned by the Transferor up to and including the Closing Date.

2.	Contract Rights and Claims.  All claims, charges, choses in action, defenses and other rights of the Transferor under contracts, leases, agreements, arrangements or undertakings of every kind and descriptionand with any person, and all deposits, right s, debts, judgments, refunds, adjustments and other claims of any kind, owned by the Transferor up to and including the Closing Date.

3.	Prepaid Expenses.  All prepaid expenses of any kind in the
Transferor's favor up to and including the Closing Date.

4.	Intellectual Property and Other Intangible Rights.  All intellectual property rights, trademarks, trade names, service marks, service names, copyrights, applications for any of the foregoing, general intangible rights, customer lists, concepts, story lines, schemes, blueprints, renderings, trade secrets and other proprietary rights of every kind and description owned by the Transferor up to and including the Closing Date.

The Transferor covenants that it will from time to time make, executed and deliver such instruments, acts, consents and assurances as the Transferee may reasonably request to more effectively convey, transfer to and vest in the Transferee all of the Transferor's right, title and interest in and to the Assets listed herein.



B.	ASSUMPTION OF TRANSFERRED RIGHTS.

The Transferee hereby agrees with and covenants to the Transferor, and each of them, as follows, with respect to the Transferred Rights:

1.	The Transferee hereby assumes and agrees to pay, discharge, perform and be bound by all of the duties, obligations and liabilities of the Transferor, as applicable, associated with each Transferred Right transferred pursuant to the Agreement and this Instrument of Assignment and Assumption;

2.	nothing contained herein shall require the Transferee to perform, pay o discharge any liabilities or obligations expressly assumed hereunder, so long as the Transferee shall in good faith contest or cause to be contested the amount or validity thereof, and the Transferor shall cooperate with the Transferee in so contesting such claims to the extent reasonably requested by the Transferee;

3.	other than as specifically set forth in this Instrument of Assignme nt ad Assumption, the Transferee assumes no liability or obligation of any kind, character or description of the Transferor except as otherwise contemplated by the Agreement; and

4.	this Instrument of Assumption shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, this Instrument of Assignment and Assumption has been executed and delivered by the duly authorized representatives of each party hereto as of the 7th day of March, 2001.


THE TRANSFEROR:

HOLOWORLD, INC.			ATTEST:


By:   /s/  Sidney Haider       By:   /s/  Zara Haider
           -------------                  -----------
Name:      Sidney Haider       Name:      Zara Haider
Title:     President           Title:     Secretary


ALISOCOR, LLC				WITNESS:


By:   /s/  Sidney Haider
           -------------                  -----------
Name:      Sidney Haider
Title:     Managing Member


THE TRANSFEREE:

HART INDUSTRIES, INC.			ATTEST:


By:   /s/  Jon L. Lawver       By:   /s/  Jon L. Lawver
           -------------                  -------------
Name:      Jon L. Lawver       Name:      Jon L. Lawver
Title:     President           Title:     Secretary



      EXHIBIT C-1
TO ASSET PURCHASE AGREEMENT

      ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT ("Agreement") is made effective as of the 7th day of March 2001, by and between NewBridge Capital Inc., a Nevada Corporation ("Advisor") and Hart Industries, Inc., a Nevada corporation (the "Company").

WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, supervising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and,

WHEREAS, the Company desires to retain Advisor to advise and assist the Company in restructuring and in its continued development on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1. Engagement. The Company hereby retains Advisor to perform the following (collectively, the "Services"):

(a) act as exclusive financial advisor to the Company in connection with the proposed restructuring of the Company and its subsidiaries whereby Advisor will, upon the Company's request, assist the Company and its professional advisors in (i) the preparation of documentation, (ii) merger, acquisition and settlement negotiations, and (iii) the preparation and filing with the Securities and Exchange Commission (the "Commission") of disclosure statements pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act" ) or other activities as may be mutually agreed between Advisor and the Company;

(b) provide assistance to the Company in its understanding of and response to market conditions;

(c) introduce the Company and its professional advisors to market make rs, underwriters, and others in the securities industry who would be of use to the Company;

(d) act as a financial advisor in connection with such assistance as the Company may request from time to time in connection with (i) the purchase of other businesses ("Business Opportunities"), or joint ventures or mergers between the Company and an enterprise or individual currently not an Affiliate of the Company, as that term is defined in Regulations S-X of the Exchange
Act (collectively, a "Merger Transaction"), and (ii) the potential sale of all or a portion of the Company's assets (a "Sale Transaction") ; and

(e) in the performance of its duties hereunder, Advisor will, and will cause its Advisor's Personnel to, comply with all applicable laws, rules and regulations, and diligently perform the Services in good faith, and in the best interests of the Company.

2.      Information on the Company

In connection with Advisor's activities hereunder, the Company will furnish Advisor and its counsel with all material and information regarding the business and financial condition of the Company as may be necessary for the Advisor to perform the Services as contemplated herein (all such information so furnished being referred to herein as the "Information"). The Company recognizes and acknowledges that Advisor (a) will use and rely solely on the Information, and on information available from generally recognized public sources, in performing the Services contemplated by this Agreement without having inependently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Information; (c) will not make an appraisal of any assets or liabilities of the Company; and (d) retains the right to continue to conduct due diligence on the term of this Agreement.

3.      Use of Advice

Except as required by applicable state or federal securities rules and reguations, no statements made or advice rendered by Advisor in connection with the Services performed by the Advisor pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any person or corporation controlling , controlled by or under common control with, the Company or any director, officer, employee, agent or representative of any such person, without the prior written authorization of Advisor, which may be given or wihheld in its sole discretion. However, the Company may disclose or refer to such advice or statements without being required to obtain consent to the extent required by law (in which case the appropriate party shall so advise Advisor in writing prior to such disclosure or use and shall consult with Advisor with respect to the form and timing of disclosure).

4.      Term

Unless terminated earlier pursuant to paragraph 14 below, this Agreement shall have an initial term of two (2) years (the "Primary Term"), with an effective date retroactive to the date the Services were firstperformed by Advisor, which was on or about December 1, 2000 (the "Effective Date"). At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor or the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

5.      Time and Effort of Advisor

Advisor shall allocate such time and personnel acceptable to the Company
(the "Advisor's Personnel") as it deems reasonably necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the specific services referenced therein have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, or a breach of any material provision of this Agreement, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act involved in respect of any restructuring, Sale Transaction or Merger Transaction with a Business Opportunity undertaken by the Company as a result of introductions or advice provided by Advisor or Advisor's Personnel.

6.      Compensation

The Company agrees to pay Advisor a fee for the Services provided by Advisor pursuant to this Agreement, as follows:

(a) Advisory Fee. The Company shall pay Advisor a monthly fee ("Advisory Fee") equal to Three Thousand Five Hundred Dollars ($3,500), payable monthly in advance in cash.

7.      Indemnification

In partial consideration of the Services to be rendered hereunder the Company shall indemnify Advisor and its officers, directors, and agents, (each an "Advisor Indemnified Person") against any action brought against Advisor or any Advisor Indemnified Person by the Company, any shareholder, creditor or party related to the Company in connection with this engagement, the Restructuring, or any merger or transaction affected by Advisor unless such action or proceeding is based solely upon willful misconduct or the bad faith or gross negligence of Advisor or any such Indemnified Person.

Similarly, Advisor shall indemnify the Company and its officers, director, and agents, (each a "Company Indemnified Person") against any action brought against the Company, or any Company Indemnified Person,in connection with or arising out of this Agreement, or for willful malfeasance, bad faith, negligence or reckless disregard of the Advisor's duties and obligations hereunder.

8.      Costs and Expenses

All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of receipt of written notice by Advisor; provided, however, that the Company must approve in advance all such expenses.

9.      Place of Services

The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

10.      Independent Contractor

Advisor and Advisor's Personnel will act as independent contractors in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor implicitly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Business Opportunity introduced by Advisor, and to make all final decisions with respect to affecting a transaction on any Business Opportunity.

11.      Rejected Business Opportunity

If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity if in circumvention of Advisor. In addition, Advisor shall reimburse the Company for any moneys that have been expended on such Business Opportunity that the Advisor acquires or brokers for its own account or submits elsewhere.

12.      No Agency Express or Implied

This Agreement is not intended to result in any partnership, employment, agency, joint venture or other relationship between the parties other than that of independent contractors. Other than as expressly set forth in this Agreement, no party shall have the right, by virtue of this Agreement or otherwise, to bind the other party to any obligation, charge, or other liability whatsoever, nor shall either party represent to any person or business organization that it has such right or that any other relationship between the parties exists other than a contract for the express purposes set forth herein.

13.      Termination

The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon the mutual written consent of the parties. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

(a)      By the Company.

(i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel;

(ii) If Advisor willfully breaches or neglects the duties required or reasonably requested to be performed hereunder; or

(iii) In the event of any other breach of a material term of this Agreement by Advisor or Advisor's Personnel; or

(iv) If the Advisor institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization or for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

(v) If any of the disclosures made herein or subsequent hereto by the Advior to the Company are determined to be materially false or misleading, or if the Advisor is convicted of or enters a plea of guilty ornolo contendere to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct.

(b)      By Advisor.

(i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

(ii) If the Company ceases business, or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement ; or,

(iii) If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, including but not limited to the obligation to pay the Advisory Fee; or,

(iv) If the Company institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

(v) If any of the disclosures made herein or subsequent hereto by the Compny to Advisor are determined to be materially false or misleading.

In the event Advisor elects to terminate without cause or this Agreement if terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for thereasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses, the Advisory Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of rembursable expenses, if any, and any unpaid Advisory Fee for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

14.      Confidentiality; Non-Circumvention; Non-Competition; Non-Solicitation

The Company and Advisor acknowledge and agree that non-public information concerning each party's plans, strategies, and overall business operations, and the identity and sources of each party's Business Opportunities, is highly confidential and proprietary to each party ("Confidential Information").

The parties acknowledge that such Confidential Information represents a legitimate, valuable, and protectable interest of each party and gives each party a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. The parties further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause each party irreparable harm and injury. The parties therefore agree that, for a period of two (2) years following the later of the date hereof or the termination of this Agreement, neither party will disclose or threaten to disclose the Confidential Information, except as required by law, to any person, partnership, company, corporation or to any other business or governmental organization or agency, as the case may be, without the express written consent of the other party. The parties further agree not to use or threaten to use the Confidential Information in an way contrary to the interests of Advisor. The parties further agrees that all ownership rights to the Confidential Information are retained by each respective party, and that no right of ownership shall pass to the other party by virtue of this Agreement.

Advisor hereby agrees for itself, and shall obtain the agreement of each Advisor's Personnel prior to permitting such person to provide Services to the Company hereunder, that it (or such person) shall not, directly or indirectly, during the Term of this Agreement and for a period of one (1) year thereafter, engage in, or provide services to or act as an owner, manager, advisor, director, partner, joint venturer or in any other capacity to any person which engages in or proposes to engage in, the business of owning, operating or managing themed restaurants which do or would be reasonably expected to copete with the Company. In addition, neither Advisor nor any of such other persons shall, directly or indirectly, use any Confidential Information for any such purpose, nor solicit any employee, vendor, customer or other business relationship away from the Company for any purpose at any time.

15.      Remedies

Advisor and the Company acknowledge that in the event of a breach of this agreement by either party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, in such event, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance or other injunctive or equitable relief. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

16.      Miscellaneous

(a) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

(b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

(c) Further Actions and Assurances. At any time and from time to time , each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

(f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properl

y given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

(i)      In the case of the Company:

Hart Industries, Inc.
c/o Holoworld Inc.
21031 Ventura Blvd., Suite 520
Woodland Hills, California 91364
Telephone:      (818) 702-7900
Facsimile:      (818) 702-7914

      with a copy (which does not constitute notice) to:

                  Feldhake, August & Roquemore
                  19900 MacArthur Blvd., Suite 850
                  Irvine, CA  92612
                  Telephone:        (949) 553-5000
                  Facsimile:       (949) 553-5098
                  Attn:  Kenneth S. August, Esq.

(ii)      In the case of Advisor:

NewBridge Capital Inc.
4695 MacArthur Ct., Suite 1450
Newport Beach, CA 92660
Telephone:      (949) 833-2094
Facsimile:      (949) 833-7854

With copy to:

Mr. Richard O. Weed
Archer & Weed
4695 MacArthur Court, Suite #530
Newport Beach, CA 92660
Telephone:        (949) 475-7739
Telefax:        (949) 475-7735

or to such other person or address designated in writing by the Company or Advisor to receive notice.

(g) Headings. The section and subsection headings in this Agreement a re iserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

(i) Binding Effect. This Agreement shall be binding upon the parties hereof and insure to the benefit of the parties, their respective heirs
, administrators, executors, successors, and assigns.

(j) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

(k) Severability. If any part of this Agreement is deemed to be unenforceble the balance of the Agreement shall remain in full force and effect.

(l) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.


(m) Time is of the Essence. Time is of the essence of this Agreement and for each and every provision hereof.



IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


NEWBRIDGE CAPITAL INC.        ATTEST:


By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary




HART INDUSTRIES, INC.         ATTEST:


By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary




      EXHIBIT C-2
TO ASSET PURCHASE AGREEMENT

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT ("Agreement") is made effective as of the 7th day of March 2001, by and between Fred G. Luke, an individual ("Advisor") and Hart Industries, Inc., a Nevada corporation (the "Company").

WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, supervising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and,

WHEREAS, the Company desires to retain Advisor to advise and assist the Company in restructuring and in its continued development on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1. Engagement. The Company hereby retains Advisor to perform the following (collectively, the "Services"):

(a) act as exclusive financial advisor to the Company in connection with the proposed restructuring of the Company and its subsidiaries whereby Advisor will, upon the Company's request, assist the Company and its professional advisors in (i) the preparation of documentation, (ii) merger, acquisition and settlement negotiations, and (iii) the preparation and filing with the Securities and Exchange Commission (the "Commission") of disclosure statements pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act" ) or other activities as may be mutually agreed between Advisor and the Company;

(b) provide assistance to the Company in its understanding of and response to market conditions;

(c) introduce the Company and its professional advisors to market make rs, nderwriters, and others in the securities industry who would be of use to the Company;

(d) act as a financial advisor in connection with such assistance as the Company may request from time to time in connection with (i) the purchase of other businesses ("Business Opportunities"), or joint ventures or mergers between the Company and an enterprise or individual currently not an Affiliate of the Company, as that term is defined in Regulations S-X of the Exchange
Act (collectively, a "Merger Transaction"), and (ii) the potential sale of all or a portion of the Company's assets (a "Sale Transaction") ; and

(e) in the performance of its duties hereunder, Advisor will, and will caus its Advisor's Personnel to, comply with all applicable laws, rules and regulations, and diligently perform the Services in good faith, and in the best interests of the Company.

2.      Information on the Company

In connection with Advisor's activities hereunder, the Company will furnish Advisor and its counsel with all material and information regarding the business and financial condition of the Company as may be necessary for the Advisor to perform the Services as contemplated herein (all such information so furnished being referred to herein as the "Information").
The Company recognizes and acknowledges that Advisor (a) will use and rely solely on the Information, and on information available from generally recognized public sources, in performing the Services contemplated by this Agreement without having inependently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Information; (c) will not make an appraisal of any assets or liabilities of the Company; and
(d) retains the right to continue to conduct due diligence on the term of this Agreement.

3.      Use of Advice

Except as required by applicable state or federal securities rules and reguations, no statements made or advice rendered by Advisor in connection with the Services performed by the Advisor pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any person or corporation controlling , controlled by or under common control with, the Company or any director, officer, employee, agent or representative of any such person, without the prior written authorization of Advisor, which may be given or wihheld in its sole discretion. However, the Company may disclose or refer to such advice or statements without being required to obtain consent to the extent required by law (in which case the appropriate party shall so advise Advisor in writing prior to such disclosure or use and shall consult with Advisor with respect to the form and timing of disclosure).

4.      Term

Unless terminated earlier pursuant to paragraph 14 below, this Agreement shall have an initial term of two (2) years (the "Primary Term"), with an effective date retroactive to the date the Services were firstperformed by Advisor, which was on or about December 1, 2000 (the "Effective Date").
At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor or the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

5.      Time and Effort of Advisor

Advisor shall allocate such time and personnel acceptable to the Company
(he "Advisor's Personnel") as it deems reasonably necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the specific services referenced therein have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disr egard for the obligations or duties hereunder by Advisor, or a breach of any material provision of this Agreement, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act involved in respect of any restructuring, Sale
Transaction or Merger Transaction with a Business Opportunity undertaken by the Company as a result of introductions or advice provided by Advisor or Advisor's Personnel.

6.      Compensation

The Company agrees to pay Advisor a fee for the Services provided by Advisor pursuant to this Agreement, as follows:

(a) Advisory Fee. The Company shall pay Advisor a monthly fee ("Advisory fee") equal to One Thousand Five Hundred Dollars ($1,500), payable monthly in advance in cash.

7.      Indemnification

In partial consideration of the Services to be rendered hereunder the Compny shall indemnify Advisor and its officers, directors, and agents, (each an "Advisor Indemnified Person") against any action brought against Advisor or any Advisor Indemnified Person by the Company, any shareholder, creditor or party related to the Company in connection with this engagement, the Restructuring, or any merger or transaction affected by Advisor unless such action or proceeding is based solely upon willful misconduct or the bad faith or gross negligence of Advisor or any such Indemnified Person.

Similarly, Advisor shall indemnify the Company and its officers, directors and agents, (each a "Company Indemnified Person") against any action brought against the Company, or any Company Indemnified Person, in connection with or arising out of this Agreement, or for willful malfeasance, bad faith, negligence or reckless disregard of the Advisor's duties and obligations hereunder.

8.      Costs and Expenses

All third party and out-of-pocket expenses incurred by Advisor in the perfrmance of the Services shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten
(10) days of receipt of written notice by Advisor; provided, however, that the Company must approve in advance all such expenses.

9.      Place of Services

The Services provided by Advisor or Advisor's Personnel hereunder will be prformed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

10.      Independent Contractor

Advisor and Advisor's Personnel will act as independent contractors in the erformance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor implicitly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Business Opportunity introduced by Advisor, and to make all final decisions with respect to affecting a transaction on any Business Opportunity.

11.      Rejected Business Opportunity

If, during the Primary Term of this Agreement or any Extension Period, the ompany elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity if in circumvention of Advisor. In addition, Advisor shall reimburse the Company for any moneys that have been expended on such Business Opportunity that the Advisor acquires or brokers for its own account or submits elsewhere.

12.      No Agency Express or Implied

This Agreement is not intended to result in any partnership, employment, agency, joint venture or other relationship between the parties other than that of independent contractors. Other than as expressly set forth in this Agreement, no party shall have the right, by virtue of this Agreement or otherwise, to bind the other party to any obligation, charge, or other liability whatsoever, nor shall either party represent to any person or business organization that it has such right or that any other relationship between the parties exists other than a contract for the express purposes set forth herein.

13.      Termination

The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon the mutual written consent of the parties. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

(a)      By the Company.

(i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel;

(ii) If Advisor willfully breaches or neglects the duties required or reasonably requested to be performed hereunder; or

(iii) In the event of any other breach of a material term of this Agreement by Advisor or Advisor's Personnel; or

(iv) If the Advisor institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization or for rearrangement of its financial affairs, file s a petition in a court of bankruptcy, or is adjudicated a bankrupt;
or,

(v) If any of the disclosures made herein or subsequent hereto by the Advisor to the Company are determined to be materially false or misleading, or if the Advisor is convicted of or enters a plea of guilty or nolo contendere to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct.

(b)      By Advisor.

(i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

(ii) If the Company ceases business, or sells a controlling interest to a hird party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

(iii) If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, including but not limited to the obligation to pay the Advisory Fee; or,

(iv) If the Company institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

(v) If any of the disclosures made herein or subsequent hereto by the Compny to Advisor are determined to be materially false or misleading.

In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for thereasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses, the Advisory Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of rembursable expenses, if any, and any unpaid Advisory Fee for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

14.      Confidentiality; Non-Circumvention; Non-Competition;
Non-Solicitation

The Company and Advisor acknowledge and agree that non-public information concerning each party's plans, strategies, and overall business operations, and the identity and sources of each party's Business Opportunities, is highly confidential and proprietary to each party ("Confidential
Information").

The parties acknowledge that such Confidential Information represents a leitimate, valuable, and protectable interest of each party and gives each party a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. The parties further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause each party irreparable harm and injury. The parties therefore agree that, for a period of two (2) years following the later of the date hereof or the termination of this Agreement, neither party will disclose or threaten to disclose the Confidential Information, except as required by law, to any person, partnership, company, corporation or to any other business or govern-mental organization or agency, as the case may be, without the express written consent of the other party. The parties further agree not to use or threaten to use the Confidential Information in an way contrary to the interests of Advisor. The parties further agrees that all ownership rights to the Confidential Information are retained by each respective party, and that no right of ownership shall pass to the other party by virtue of this Agreement.

Advisor hereby agrees for itself, and shall obtain the agreement of each Avisor's Personnel prior to permitting such person to provide Services to the Company hereunder, that it (or such person) shall not, directly or indirectly, during the Term of this Agreement and for a period of one
(1) year thereafter, engage in, or provide services to or act as an owner, manager, advisor, director, partner, joint venturer or in any other capacity to any person which engages in or proposes to engage in, the business of owning, operating or managing themed restaurants which do or would be reasonably expected to compete with the Company.
In addition, neither Advisor nor any of such other persons shall, directly or indirectly, use any Confidential Information for any such purpose, nor solicit any employee, vendor, customer or other business relationship away from the Company for any purpose at any time.

15.      Remedies

Advisor and the Company acknowledge that in the event of a breach of this greement by either party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly,in such event, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance or other injunctive or equitable relief. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

16.      Miscellaneous

(a) Subsequent Events. Advisor and the Company each agree to notify the oher party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

(b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the par ties hereto.

(c) Further Actions and Assurances. At any time and from time to time , eah party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(d) Waiver. Any failure of any party to this Agreement to comply with any f its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

(f) Notices. Any notice or other communication required or permitted by tis Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

(i)      In the case of the Company:

Hart Industries, Inc.
c/o Holoworld Inc.
21031 Ventura Blvd., Suite 520
Woodland Hills, California 91364
Telephone:      (818) 702-7900
Facsimile:      (818) 702-7914

      with a copy (which does not constitute notice) to:

                  Feldhake, August & Roquemore
                  19900 MacArthur Blvd., Suite 850
                  Irvine, CA  92612
                  Telephone:        (949) 553-5000
                  Facsimile:       (949) 553-5098
                  Attn:  Kenneth S. August, Esq.

(ii)      In the case of Advisor:

Mr. Fred Luke
4695 MacArthur Ct., Suite 1450
Newport Beach, CA 92660
Telephone:      (949) 833-2094
Facsimile:      (949) 833-7854

With copy to:

Mr. Richard O. Weed
Archer & Weed
4695 MacArthur Court, Suite #530
Newport Beach, CA 92660
Telephone:        (949) 475-7739
Telefax:        (949) 475-7735

or to such other person or address designated in writing by the Company or Advisor to receive notice.

(g) Headings. The section and subsection headings in this Agreement are iserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed in acordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.
In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring ny legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

(i) Binding Effect. This Agreement shall be binding upon the parties hereo and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

(j) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

(k) Severability. If any part of this Agreement is deemed to be unenforceble the balance of the Agreement shall remain in full force and effect.

(l) Counterparts. A facsimile, telecopy, or other reproduction of this Ageement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.


(m) Time is of the Essence. Time is of the essence of this Agreement and f each and every provision hereof.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


ADVISOR                                  WITNESS:


By:   /s/  Fred G. Luke
           ------------
Name:      Fred G. Luke



HART INDUSTRIES, INC.                    ATTEST:



By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary





EXHIBIT D
TO ASSET PURCHASE AGREEMENT

HART INDUSTRIES, INC.
LOCK UP AGREEMENT


THIS LOCK UP AGREEMENT (the "Agreement") is entered into and made effectiv as of the _____ day of December, 2000, by and between Hart Industries, Inc., a Nevada corporation (the "Company"),
______________________, [a ___ corporation]
(the "Stockholder") and Richard Weed,  Esq.  (the "Escrow Holder").

WHEREAS, the Stockholder is the beneficial owner of ___________ sharesof the Company's common stock (the "Shares"); and,

WHEREAS, prior to or simultaneously with the execution of this Agreement, ursuant to an Agreement separate and apart from this Agreement, the Company has issued the Shares to the Stockholder; and,

WHEREAS, as an inducement for the Company to issue the Shares to the Stockolder, the Stockholder agreed to deposit the Shares with the Escrow Holder pursuant to the terms and conditions of this Agreement; and
,

WHEREAS, the parties hereto agree to the retention and release of the Shares in accordance with the terms and conditions set forth herein,which terms and conditions are for the benefit of the Company and its other shareholders, as well as of the Stockholders.

 NOW, THEREFORE, in consideration of the covenants and agreements contined herein and for other consideration, the receipt and sufficiency of which is expressly acknowledged, Escrow Holder, the Company and the Stockholder, intending to be legally bound, hereby each agree as follows:

1.      Escrow Terms and Conditions.

(a) Appointment of Escrow Holder. The Company and the Stockholder hereby ppoint Richard O. Weed, Esq., of Newport Beach,
California, as the Escrow Holder for this Agreement.

(b)Delivery of Shares. The certificates representing the Shares (the "Cerificates") shall be delivered and deposited with the Escrow
Holder within five (5) business days of the date hereof.

(c)  Release of Shares.   The Escrow Holder agrees to retain
and release the Shares pursuant to the following conditions:


(i) The Shares are to be held by the Escrow Holder and are not to be deposted with the Depository Trust Corporation, any broker-dealer firm or any third party whatsoever.

(ii) The maximum number of Shares per week which may be released to or for the benefit of the Stockholder pursuant to the Stockholder's written instructions, shall be determined by (A) calculating the average trading volume for the five trading days immediately preceding the date of calculation, and (B) multiplying such amount by five percent (5%) of such five-day a verage trading volume (the "Release Amount"), provided, that in no event shall the Stockholder be entitled to have released from the Escrow Account an amount of Shares on any single trading day which exceeds one-fifth (1/5) of the Release Amount applicable for the week in which such trading day occurs.
For purposes of this Agreement, (C) a "trading day" shall be any day that the principal stock market or stock exchange on which the Shares are then traded shall be open for trading, and (D) the "trading volume"shall be the aggregate number of trades of the same class of stock as the Shares which are recorded on such principal stock market or stock exchange on the applicable trading day or days.

(iii)The Release Amounts applicable in respect of any week or trading day hall be non-cumulative and, accordingly, expressly limited to a maximum of the subject Shares per week or trading day, as applicable, whether or not the maximum permitted Release Amount in respect of any prior period shall have actually been released to, or for the benefit of, the Stockholder.

2.      Payment of Escrow Fees.

The Stockholder agrees to pay all reasonable fees and expenses charged and ncurred by the Escrow Holder in carrying out his duties and obligations pursuant to this Agreement.

3.      Obligations of Escrow Holder.

The obligations of the Escrow Holder shall be governed by and subject to the following provisions and conditions:

(a) No Security. The Escrow Holder shall not be required to give security for, nor shall the Escrow Holder be responsible for the acts, omissions, faults, errors, fraud, failure or misconduct of, any agent whom he may reasonably employ in the exercise of the powers conferred upon him hereunder, nor for any loss occasioned by the acts, omissions, or defaults by the Escrow Holder, unless such acts, omissions or defaults constitute a breach of trust knowingly and intentionally committed by the Escrow Holder.

(b) Notifications. The Escrow Holder shall not in any way be bound or affeted by any notice of modification or of cancellation of this Agreement unless such notice is in writing and signed by all parties hereto, nor shall the Escrow Holder be bound by any modification hereof unless the same shall be satisfactory to him.

(c) No Independent Verification Required. The Escrow Holder may act in reliance upon any document, instrument or signature believed by him to be genuine and the Escrow Holder may assume that any person purporting to give any notice or instruction in accordance with the provisions hereof has been duly authorized to do so.

(d)      Only Agreement.   This Agreement sets forth exclusively
the Escrow Holder's duties with respect to any and all matters pertinent hereto. The Escrow Holder shall not be bound by the provisions of any agreement other than the terms of this Agreement.

(e) Ambiguity or Uncertainty. In the event that the Escrow Holder shall be uncertain as to his duties or rights hereunder, or should he receive instructions, claims or demands from any other parties hereto orfrom third parties with respect to the Shares held hereunder which, in his opinion, are in conflict with any provisions of this Agreement, he shall be entitled to refrain from taking any action (other than to keep safely the Shares) until he shall be directed or otherwise in writing by all of the parties hereto, and the said third parties, if any, or by final order, or judgment of a court of competent jurisdiction.

(f) No Discretion to Release Shares. The Escrow Holder, the Stockholder ad the Company each expressly acknowledge to and agree with each other that (i) the Escrow Holder shall not, under any circumstances whatsoever (other thann a valid Court order), release any Shares from the Escrow Account created hereby, except in strict conformity with the express terms and conditions of this Agreement, and (ii) other shareholders of the Company are entering into escrow agreements similar to this Agreement in reliance upon the Stockholder entering into and performing this Agreement, each of which other shareholders shall have a third party beneficiary interest in, and right to enforce, this Agreement.

4.      Indemnification of Escrow Holder.

The Company and the Stockholder, jointly and severally, release, indemnify and hold harmless the Escrow Holder from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Holder's compliance in good faith with this Agreement.

5. Cooperation, Arbitration, Interpretation and Modification of this Agreement.

(a) Cooperation of Parties. The parties hereto further agree that they wil do all things necessary to accomplish and facilitate the purpose of this Agreement, and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement as contemplated herein.

(b) Arbitration. The parties hereby submit all controversies, claims and atters of difference arising out of this Agreement to arbitration in Newport Beach, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of California, County of Orange.

(c) Interpretation of Agreement. The parties agree that should any provison of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

6.      Termination.

This Agreement shall terminate upon the release of all of the Shares pursunt to the terms hereof or upon the joint written instructions of the Company and the Stockholder.

7.      Miscellaneous.

(a) Notices. Any notice required or permitted hereunder shall be given inwriting and shall be conclusively deemed effectively given upon either (a) personal delivery; (b) one day after facsimile transmissionto the facsimile number indicated below and evidenced by a written record of completed transmission to such number; or (c) five days after deposit in the United States mail,by registered or certified mail, postage prepaid, addressed to the following address, or to such other address as the party may designate by ten (10) days' advance written notice to the other party:

If to the Company: Hart Industries, Inc.
               4695 MacArthur Court, Suite 1450
                  Newport Beach, CA 92660
                Telephone:      (949) 475-7731
                Telefax:      (949) 833-7854

If to the Escrow Holder:      Richard Weed, Esq.
                         1495 MacArthur Court, Suite 1450
                        Newport Beach, CA  92660
Telephone:      (949) 475-9086
Facsimile:      (949) 475-9087

If to the Stockholder:     ____________________________
____________________________
____________________________
Telephone:      (____) __________
Facsimile:      (____) __________


(a) Modification of Agreement. This Agreement may be amended or modified n any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

(b) Governing Law; Venue; Attorney's Fees. This Agreement shall be governe by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.
In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.
In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

(c)      Entire Agreement.   This Agreement constitutes the entire
Agreement an understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

(d) Counterparts. This Agreement may be signed in one or more counter part, each of which shall be an original, but all of which, when take n as a whole, shall constitute but one and the same instrument.

(e) Facsimile Transmission Signatures. A signature received pursuant to a acsimile transmission shall be sufficient to bind a party to, and under, this Agreement.



[SIGNATURES APPEAR ON THE FOLLOWING PAGE]



IN WITNESS WHEREOF, the parties have executed this Agreement on thedate above written.


THE COMPANY:

HART INDUSTRIES, INC.               ATTEST:


By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary



THE STOCKHOLDER:                    WITNESS


Name:
         -----------                -----------
Title:

Address:




THE ESCROW HOLDER                   WITNESS



---------------------               -----------
Richard O. Weed, Esq.
Weed & Co. L.P.
4695 MacArthur Court, Suite 1450
Newport Beach, CA 92660



[SIGNATURES FOLLOW ON THE NEXT PAGE]


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

THE SELLER:

HOLOWORLD, INC.                           ATTEST:


By:   /s/  Sidney Haider       By:   /s/  Zara Haider
           -------------                  -----------
Name:      Sidney Haider       Name:      Zara Haider
Title:     President           Title:     Secretary


HRII:

HART INDUSTRIES, INC.                     ATTEST:


By:   /s/  Fred G. Luke        By:   /s/  Jon L. Lawver
           ------------                   -------------
Name:      Fred G. Luke        Name:      Jon L. Lawver
Title:     President           Title:     Secretary


THE PURCHASER:

HOLOWORLD ACQUISITION CORPORATION         ATTEST:


By:   /s/  Jon L. Lawver       By:   /s/  Jon L. Lawver
           -------------                  -------------
Name:      Jon L. Lawver       Name:      Jon L. Lawver
Title:     President           Title:     Secretary